Exhibit 10.1

EXECUTION VERSION

Deal CUSIP Number: 30291LAE8
Revolver CUSIP Number: 30291LAF5

SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT
Dated as of June 5, 2019
among
FTD COMPANIES, INC.,
as the Company and the Borrower,

CERTAIN SUBSIDIARIES OF FTD COMPANIES, INC. IDENTIFIED HEREIN,
as the Guarantors,
BANK OF AMERICA, N.A.,
as Administrative Agent,

THE LENDERS PARTY HERETO

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Table of Contents (continued)

Table of Contents (continued)

Table of Contents (continued)

SCHEDULES
2.01        Commitments and Applicable Percentages
6.01         Corporate Structure
6.05(b)        Real Property
6.05(c)        Intellectual Property
6.11        Certain Employee Benefit Plans
6.18        Insurance
8.01        Certain Existing Indebtedness
8.02        Certain Existing Liens
8.03        Certain Existing Investments
8.04        Certain Existing Contingent Obligations
11.02        Certain Addresses for Notices
EXHIBITS
1.01        Form of Secured Party Designation Notice
2.02        Form of Loan Notice
2.05        Form of Notice of Loan Prepayment
2.11         Form of Note
3.01        Forms of U.S. Tax Compliance Certificates
7.08        Form of Joinder Agreement
11.06(b)    Form of Assignment and Assumption
11.06(b)(iv)     Form of Administrative Questionnaire
A        Form of Interim DIP Order

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SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT
This SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT is entered into as of June 5, 2019 among FTD COMPANIES, INC., a Delaware corporation (the “Company” or the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent.
PRELIMINARY STATEMENTS
On June 3, 2019 (the “Petition Date”), the Borrower and the other Loan Parties filed voluntary petitions for relief under Title 11 of the United States Code (as now or hereafter in effect, or any successor thereto, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (such cases being jointly administered under Case No. 19-11240-LSS and are referred to herein as the “Chapter 11 Case”), and such debtor-Loan Parties continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.
The Borrower has requested that the Lenders provide a senior secured super priority debtor-in-possession credit facility to the Borrower in an aggregate principal amount not to exceed (i) $47,000,000 following the Bankruptcy Court’s entry of the Interim DIP Order and (ii) $94,485,608 following the Bankruptcy Court’s entry of the Final DIP Order (the “DIP Facility”) for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.
Each of the Loan Parties acknowledges that such Loan Party will receive substantial direct and indirect benefits by reason of making of the loans and other financial accommodations to the Loan Parties as provided in this Agreement.
To provide for the security and repayment of all obligations of any kind of the Loan Parties hereunder and under the other Loan Documents, each of the Loan Parties will provide to the Administrative Agent (for the benefit of the Lenders) the Liens, status and protection set forth in the Interim DIP Order and the Final DIP Order.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Administrative Agent” means Bank of America in its capacity as administrative agent and/or, in the case of certain Collateral Documents governed by English Law as trustee, under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 11.06(b)(iv) or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.
“Agreement” means this Superpriority Secured Debtor-in-Possession Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Applicable Percentage” means, with respect to any Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, provided that if the commitment of each Lender to make Revolving Loans have been terminated pursuant to Section 9.02, or if the Revolving Commitments have expired, then such Applicable Percentage of each Lender with respect to such Lender’s Revolving Commitment shall be determined based on the Applicable Percentage of such Lender with respect to such Lender’s Revolving Commitment most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages of the Lenders shall be subject to adjustment as provided in Section 2.15.
“Applicable Rate” means 6.0% per annum.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” means the sale, transfer, lease or other disposition by the Company or any of its Restricted Subsidiaries to any Person of (i) any of the stock of any of the Company’s Restricted Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Company or any of its Restricted Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Company or any of its Restricted Subsidiaries.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Commitments pursuant to Section 2.06 and (c) the date of termination of the Commitment of each Lender to make Revolving Loans pursuant to Section 9.02.
“Avoidance Actions” means actions for preferences, fraudulent conveyances and other avoidance power claims under Sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” has the meaning specified in the recitals hereto.
“Bankruptcy Court” has the meaning specified in the recitals hereto.
“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50%, and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. In no event shall the Base Rate be less than 0% for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficially Own” has the meaning assigned to that term in Rules 13d-3 and 13d-5 of the Exchange Act. The term “Beneficial Owner” shall have a corresponding meaning.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower Materials” has the meaning specified in Section 7.01.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrowing” means a borrowing consisting of Revolving Loans made by the Lenders pursuant to this Agreement.
“Budget” means the detailed weekly budget of projected receipts and expenditures of the Loan Parties for the period commencing on the Petition Date and ending on the date that is thirteen (13) weeks after the Petition Date, delivered to the Administrative Agent on or prior to the Closing Date.
“Budget Reconciliation Report” has the meaning specified in Section 7.01(b)(i).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Lease,” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP as in effect on the Closing Date, is accounted for as a capital lease on the balance sheet of that Person (subject to Section 1.03(b)).
“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that notwithstanding the foregoing any debt securities convertible into or exchangeable for Capital Stock shall not constitute Capital Stock at any time prior to such conversion or exchange.
“Carve-Out” has the meaning given to such term in the Interim DIP Order and, as applicable, the Final DIP Order.
“Cash” means money, currency or a credit balance in a Deposit Account.
“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed or insured as to interest and principal by the United States Government or any agency or instrumentality thereof or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within two years after such date and having, at the time of the acquisition thereof, one of the two highest ratings obtainable from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iv) demand deposits, time deposits and certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the Laws of the United States or any state thereof or the District of Columbia that at the time of investment (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) repurchase agreements and reverse repurchase agreements with any Lender or any Affiliate thereof (determined at the time such agreement is entered into) relating to marketable securities meeting the criteria set forth in clause (i) above; (vi) repurchase obligations with a term of not more than 28 days for underlying securities of the types described in clauses (i) and (v) above entered into with any financial institution meeting the qualifications specified in clause (iv) above (determined at the time such agreement is entered into); (vii) shares of any money market mutual fund that has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (vi) above (determined at the time of acquisition thereof); or (viii) with respect to Investments by any Foreign Subsidiary, any demand deposit account or other Investment having credit quality (in the reasonable judgment of the Company) similar to the foregoing (taking into account Investments available to such Foreign Subsidiary in the jurisdiction in which such Foreign Subsidiary operates) and available for investment in the jurisdiction where such Foreign Subsidiary operates.
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards,

debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Cash Management Agreement or (iii) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Cash Management Agreement.
“Change in Control” means the occurrence of any one of the following:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of 40% or more of the voting power (in an election of members of the Governing Body of the Company) of the total outstanding Voting Stock of the Company;
(b)    the majority of the Governing Body of the Company constitutes individuals who are not individuals who constituted the Governing Body of the Company as of the Closing Date; or
(c)    the occurrence of a “Change in Control” (or similar term) as defined in any item of Indebtedness of the Company or its Restricted Subsidiaries in the outstanding principal amount of $20,000,000 or more.
For purposes of this definition, a person shall not be deemed to Beneficially Own Capital Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Government Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Government Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Chapter 11 Case” has the meaning specified in the recitals hereto.
“Closing Date” means June 5, 2019.
“Collateral” means a collective reference to all property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Mortgages and other security documents as may be executed and delivered by any Loan Party pursuant to the terms of Sections 7.08, 7.09 or 7.10 or any of the Loan Documents.
“Commitment” means a Revolving Commitment.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.
“Company” has the meaning specified in the introductory paragraph hereto.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation,” as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit, bank guaranty or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under clauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the principal amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited or, if not stated, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Contractual Obligation,” as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means a Borrowing.
“CRO” means a chief restructuring officer reasonably acceptable to the Administrative Agent and the Lenders, it being acknowledged that Alan Holtz of AP Services, LLC shall be deemed to be acceptable to the Administrative Agent and the Lenders.

“CRO Scope” means the scope of the CRO’s engagement, which shall include performing the day-to-day restructuring management of the Loan Parties and their Subsidiaries, preserving the working capital of the Loan Parties and their Subsidiaries and reporting directly to the Company’s Board of Directors.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, administration, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal or other governmental (domestic or foreign) regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Government Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Lender promptly following such determination.
“Deposit Account” means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“DIP Orders” means the Interim DIP Order and the Final DIP Order.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary of the Company that is incorporated or organized under the Laws of the United States, any state thereof or in the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was maintained or contributed to by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, applicable Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health and industrial hygiene (as such matters related to Hazardous Materials), land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Restricted Subsidiaries or any Facility.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.
“ERISA Affiliate,” as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Restricted Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Restricted Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Restricted Subsidiary and with respect to liabilities arising after such period for which such Person or such Restricted Subsidiary could be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA with respect to any Loan Party; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor with respect to any Loan Party, or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the IRS of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 9.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated including gross receipts and gross profits Taxes), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of any Recipient (other than a Lender), any U.S. federal withholding Taxes imposed on amounts payable to such Person pursuant to a Law in effect on the date such Person becomes a party hereto and, in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender or with respect to an applicable interest in a Loan or Commitment or Obligation pursuant to a Law in effect on the date on which (i) such Lender or L/C Issuer acquires such interest in the Loan or Commitment or Obligation (other than pursuant to an assignment request by the Company under Section 3.06) or (ii) such Lender or L/C Issuer changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds of Recovery Events), indemnity payments and any purchase price adjustments; provided, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claims against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.
“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Restricted Subsidiaries.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that

(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Fee Letter” means the letter agreement, dated June 5, 2019 among the Company and the Administrative Agent.
“Final DIP Order” means, collectively, the final order or orders entered by the Bankruptcy Court with respect to the Loan Parties in the Chapter 11 Case after a hearing under Bankruptcy Rule 4001(c)(2), authorizing and approving the DIP Facility and the terms of this Agreement and the other Loan Documents (including the payment of interest, fees, costs and expenses hereunder and thereunder) and granting the Liens, status and protections set forth in Section 2.16 hereof and provided for in the Collateral Documents, which order or judgment is in effect and not stayed, and as to which no appeal, petition for certiorari or other proceeding for re-argument or re-hearing shall then be pending, or, if pending, no stay pending appeal shall have been granted, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and which order shall be in form and substance satisfactory to each Lender.
“Final Order Entry Date” means the date on which the Final DIP Order (which, for purposes of this definition, shall be determined without regard to whether or not the time to appeal, petition for certiorari or move for re-argument or re-hearing has expired) shall have been entered on the docket of the Bankruptcy Court in the Chapter 11 Case.
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to clauses (i)-(v) of Section 8.02(a) to the extent that such liens are otherwise permitted to be senior to the Liens of the Administrative Agent).
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Company and its Restricted Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.
“Flood Hazard Property” means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
“Floral Support Center SPE” means a special purpose Subsidiary of the Company organized solely to (i) act as the tenant under a lease or leases for local distribution centers used in the business of the Company and its Subsidiaries and (ii) operate such distribution center for the benefit of the Company and its Subsidiaries.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Plan” means any employee benefit plan maintained by the Company or any of its Restricted Subsidiaries that is mandated or governed by any Law, rule or regulation of any Government Authority other than the United States, any state thereof or any other political subdivision thereof.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Holdco” means any Domestic Subsidiary substantially all the assets of which consist, directly or indirectly, of Capital Stock in one or more (i) Foreign Subsidiaries or (ii) Unrestricted Subsidiaries that are not incorporated or organized under the laws of the United States, any state thereof or in the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.
“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.
“Government Authority” means the government of the United States, the United Kingdom or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, registration, authorization, plan, directive, accreditation, consent, order or consent decree of or from, or notice to, any Government Authority.
“Guarantors” means, collectively, (a) each Restricted Subsidiary of the Company identified as a “Guarantor” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 7.08 or otherwise, (c) with respect to Obligations under any Secured Cash Management Agreement, the Company, and (d) the successors and permitted assigns of the foregoing (in each case, except to the extent that such Guarantor has been released pursuant to Section 11.11).
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the other holders of the Obligations pursuant to Article IV.
“Hazardous Materials” means: (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substances,” or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, location, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Indebtedness,” as applied to any Person, means (without duplication) (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) issued and outstanding letters of credit, bank guaranties or similar instruments, (iv) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than trade payables in the ordinary course), (v) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA, trade payables or any such obligations which are not reflected as a liability on such Person’s balance sheet under GAAP), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (vi) Synthetic Lease Obligations, (vii) [reserved], (viii) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (ix) all Contingent Obligations consisting of guarantees by such Person with respect to the forgoing Indebtedness of another Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.
“IP Collateral” means collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.
“Intellectual Property” means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes owned or held by, or used in the conduct of the business of, the Company or its Restricted Subsidiaries.
“Interest Payment Date” means the last Business Day of each calendar month and the Maturity Date.
“Interim DIP Order” means, collectively, the interim order or orders entered by the Bankruptcy Court with respect to the Loan Parties in the Chapter 11 Case on or prior to the date occurring three (3) calendar days after the Petition Date, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to each Lender, which, among other matters but not by way of limitation, authorizes, on an interim basis, the Loan Parties to execute and perform under the terms of this Agreement and the other Loan Documents, as applicable, and incur (and guarantee) and secure the Loans and other Obligations in connection therewith, which order shall be in form and substance satisfactory to each Lender, and which shall be deemed satisfactory to each Lender if such order is substantially in the form of Exhibit A.
“Internal Revenue Code” means the Internal Revenue Code of 1986.
“Investment” means (i) any direct or indirect purchase or other acquisition by the Company or any of its Restricted Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Restricted Subsidiary of the Company), (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Company or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (iii) the acquisition, by purchase or otherwise, by the Company or any of its Restricted Subsidiaries of all or substantially all of the business, property or fixed assets of any Person or any division or line of business of any Person, or (iv) Hedge Agreements; provided, however, that Investments shall not include prepaid expenses of any Person incurred and prepaid in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (but with deductions for all amounts received in Cash or Cash Equivalents with respect to such Investment, whether as principal, dividends, interest or otherwise).
“Investment Bankers” means the investment banking firms satisfactory to the Administrative Agent (it being understood that Moelis & Company and Piper Jaffray Companies are satisfactory) retained by the Loan Parties to market the assets of the Loan Parties and their Subsidiaries for sale.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.08 executed and delivered by a Subsidiary in accordance with the provisions of Section 7.08 or any other documents as the Administrative Agent shall deem appropriate for such purpose.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Government Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Government Authority, in each case whether or not having the force of law.
“Lender” means any Person that has a Revolving Commitment or portion of the Total Revolving Outstandings, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Lien” means any lien, mortgage, pledge, assignment for security, or security interest, charge or encumbrance intended for security (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest other than in connection with the refinancing of all Obligations) and any trust or other preferential arrangement having the practical effect of any of the foregoing.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan.
“Loan Documents” means this Agreement, each Note, each Joinder Agreement, the Collateral Documents, the Fee Letter and any other agreement, instrument or document entered into in connection with this Agreement and designated by its terms as a “Loan Document” (but specifically excluding any Secured Cash Management Agreements).
“Loan Notice” means a notice of a Borrowing of Revolving Loans, which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Margin Stock” has the meaning assigned to that term in Regulation U of the FRB.
“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities or financial condition of the Company and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, or of the ability of the Loan Parties, taken as a whole, to satisfy their payment obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any

Loan Document to which it is a party; provided that changes, events, effects, or circumstances which, directly or indirectly, to the extent they relate to or result from the following, shall be excluded from the determination of a Material Adverse Effect: (i) the filing of the Chapter 11 Case (and any defaults under pre-petition agreements, so long as the exercise of remedies as a result of such defaults are stayed under the Bankruptcy Code or such agreements are voided or invalidated by the Bankruptcy Court); (ii) any litigation or claim threatened or initiated by creditors of the Loan Parties against the Loan Parties or any of its officers or directors, in each case, arising out of filing of the Chapter 11 Case or the transactions contemplated thereby; (iii) the existence of any claim or liability from the period prior to the commencement of the Chapter 11 Case, which is unsecured and junior in priority to the Obligations.
“Maturity Date” means the earliest to occur of (a) September 3, 2019; (b) the date upon which any Plan of Reorganization becomes effective.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, in such form as may be approved by the Administrative Agent in its reasonable discretion, in each case with such reasonable changes thereto as may be recommended by the Administrative Agent’s local counsel based on local Laws or customary local mortgage or deed of trust practices, or (ii) at the Administrative Agent’s option, in the case of any Real Property Asset acquired after the Closing Date, an amendment to an existing Mortgage, in form reasonably satisfactory to the Administrative Agent, adding such Real Property Asset to the Real Property Assets encumbered by such existing Mortgage.
“Mortgaged Property” means any Real Property Asset of the Loan Parties that is subject to a Mortgage.
“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Asset Sale or Recovery Event, net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Asset Sale or Recovery Event.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders (or affected Lenders holding a majority of the Commitments and Loans (without duplication) of the affected Lenders).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” has the meaning specified in Section 2.11.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 2.05 or such other form as may be approved by the Administrative

Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer
“Obligations” means with respect to each Loan Party (i) all advances to, and debts, liabilities and payment obligations of, such Loan Party arising under any Loan Document or otherwise with respect to any Loan made or issued for the account of such Loan Party, (ii) all obligations of such Loan Party owing to a Cash Management Bank in respect of Secured Cash Management Agreements, and (iii) all obligations of such Loan Party as a Guarantor under Article IV hereof, in each case identified in clauses (i), (ii) and (iii) whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Officer’s Certificate,” as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Responsible Officers of such Person or one or more Responsible Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Government Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (including any certificates of change of name of such entity).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means with respect to any Loans on any date, the Dollar amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Party” means a party to this Agreement.
“Patriot Act” means the Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act) Act of 2001.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and, for purposes of Section 9.01(h), any Foreign Plan.
“Permitted Encumbrances” means the following types of Liens (excluding any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):
(i)Liens for taxes, fees, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) or claims; provided that (a) such taxes, fees, assessments or governmental charges are being contested in good faith by appropriate proceedings, (b) such reserves or other appropriate provisions as required in conformity with GAAP shall have been made therefor, and (c) in the case of a taxes, fees, assessments or governmental charges which have become a Lien against any of the Collateral, such proceedings stay the sale of any material portion of the Collateral to satisfy such charge or claim;
(ii)Liens of landlords for unpaid rent, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen (and similar contractual Liens of such Persons), and other Liens imposed by Law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any material portion of the Collateral, such contest proceedings stay the sale of any material portion of the Collateral on account of such Lien;
(iii)Liens incurred on or deposits of Cash or Cash Equivalents made in the ordinary course of business in connection with (or to secure letters of credit or bankers acceptances issued in connection with) workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any material portion of the Collateral on account thereof;

(iv)any attachment or judgment Lien not constituting an Event of Default under Section 9.01(f);
(v)licenses (with respect to Intellectual Property and other property), leases or subleases (i) existing as of the Closing Date, (ii) granted after the Closing Date to third parties in a manner not prohibited by the Loan Documents and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries or (iii) between the Borrower and a Restricted Subsidiary;
(vi)easements, rights-of-way, restrictions, access agreements, licenses, encroachments, and other exceptions to and/or defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;
(vii)any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;
(viii)Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement and, subject to Section 7.10, UCC financing statements previously filed and not yet terminated in connection with Indebtedness that has been repaid;
(ix)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(x)any zoning or similar Law or right reserved to or vested in any Government Authority to control or regulate the use of any real property;
(xi)[reserved];
(xii)Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its Restricted Subsidiaries;
(xiii)[reserved];
(xiv)exceptions to title disclosed by a title policy, preliminary title report or certificate of title delivered to the Administrative Agent other than Liens securing Indebtedness prohibited by Section 8.01 or Contingent Obligations prohibited by Section 8.04;
(xv)Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers and Liens on insurance policies or proceeds thereof securing obligations relating to the financing of insurance premiums;
(xvi)[reserved];
(xvii)[reserved];

(xviii)Liens on amounts deposited to defease or discharge Indebtedness or acquire Indebtedness for cancellation or redemption thereof not prohibited by Section 8.05;
(xix)Liens on assets subject to sale and lease-back transactions permitted by Section 8.09 securing Indebtedness or obligations in respect of such sale and lease-back transactions; and
(xx)Liens in existence as of the Petition Date.
“Permitted Liens” means Liens permitted pursuant to Section 8.02(a).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Government Authority or other entity.
“Petition Date” has the meaning set forth in the recitals hereto.
“Plan of Reorganization” means a plan of reorganization or a plan of liquidation.
“Platform” has the meaning specified in Section 7.02.
“Postpetition” means the time period beginning immediately upon the filing of the Chapter 11 Case.
“Postpetition Indebtedness” means, the obligations of the Loan Parties arising on or after the Petition Date relating to the Loan Parties’ bankruptcy estates, including related to the Postpetition operation of the Loan Parties’ business (including the Obligations).
“Prepetition” means the time period prior to filing of the Chapter 11 Case.
“Prepetition Agent” means, the “Administrative Agent” under and as defined in the Prepetition Credit Agreement.
“Prepetition Collateral” means all collateral securing the obligations under the Prepetition Loan Documents.
“Prepetition Credit Agreement” means the Credit Agreement dated as of July 17, 2013 by and among the Borrower, Interflora British Unit, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent, swingline lender and l/c issuer thereunder, as amended, supplemented or otherwise modified from time to time.
“Prepetition Facility Obligations” means all obligations from time to time owing by any Loan Party to the Prepetition Agent or any Prepetition Lender under the Prepetition Loan Documents.
“Prepetition Lenders” means the Lenders under the Prepetition Credit Agreement.
“Prepetition Loan Documents” means, the “Loan Documents” under and as defined in the Prepetition Credit Agreement, in each case as amended, supplemented or otherwise modified from time to time.
“Prepetition Payment” means a direct or indirect payment, redemption, purchase, defeasance or acquisition for value (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Prepetition (i) Indebtedness (including, without limitation, the Indebtedness under the

Prepetition Loan Documents), (ii) “critical vendor payments” or (iii) trade payables (including, without limitation, in respect of reclamation claims), or other Prepetition claims against any Loan Party.
“Primed Liens” has the meaning specified in Section 2.16(a)(iii).
“Priming Lien” has the meaning specified in Section 2.16(a)(iii).
“Proceedings” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.
“Professional Fees” means fees and expenses of third party professionals engaged by or for the benefit of the Loan Parties, the Administrative Agent or the Lenders.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 7.02.
“Real Property Asset” means, at any time of determination, any interest then owned by any Loan Party (other than any Foreign Subsidiary) in any real property.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recovery Event” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.
“Register” has the meaning specified in Section 11.06(c).
“Regulation D” means Regulation D of the FRB.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.
“Request for Credit Extension” means conversion or continuation of Loans or a Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposure representing more than 50% of the Total Credit Exposure of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Junior Payment” means, with respect to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock or other Capital Stock, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding Capital Stock of such Person now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. Each Guarantor shall be a Restricted Subsidiary.
“Revolving Commitment” means, as to each Lender, its obligation to make Revolving Loans to the Company pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01, as applicable as such amount may be adjusted from time to time in accordance with this Agreement. For the avoidance of doubt, the Revolving Commitment will be the aggregate of the “DIP Commitment”, the “New Money Rollup Commitment” and the “Prepetition Rollup Commitment” as such terms are used in and as set forth on Schedule 2.01 in the respective percentages set forth therein.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of such Lender’s Revolving Loans.
“Revolving Loan” has the meaning specified in Section 2.01.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc. and any successor thereto.
“Same Day Funds” means disbursements and payments in Dollars in immediately available funds.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury in the United Kingdom or other relevant sanctions authority.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank with respect to such Cash Management Agreement. For the avoidance of doubt, a holder of Obligations in respect of Secured Cash Management Agreements shall be subject to the last paragraph of Section 9.03 and Section 10.11.
“Secured Obligations” means all Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Cash Management Banks, the Indemnitees, the co-agents or sub-agents appointed by the Administrative Agent from time to time pursuant to Section 10.05.
“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 1.01.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Account” means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent for the benefit of the holders of the Obligations by each of the Loan Parties.
“Subordinated Indebtedness” means any Indebtedness of the Company incurred from time to time and subordinated in right of payment to the Obligations.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Superpriority Claim” means, a claim against the Company or other Loan Parties in the Chapter 11 Case which is an administrative expense claim having priority over any or all administrative expenses of a Chapter 11 and Chapter 7 trustee, subject and subordinate to the Carve-Out, of the kind specified in Sections 364(c)(1), 503(b), 507(a)(2) and 507(d) of the Bankruptcy Code.
“Swap Obligation”: with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Government Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time, the outstanding Loans of such Lender at such time.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
“United Online” means United Online, Inc., a Delaware corporation.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Subsidiary” means any Subsidiary that is not a debtor in the Chapter 11 Cases.
“Unsecured Creditors Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Case, as the composition may be amended from time to time.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Voting Stock” means, with respect to any Person, any issued and outstanding shares of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of such Person.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all of the Capital Stock (other than director’s qualifying shares) of which are owned by the Company or any Restricted Subsidiary.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02    Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)In the event of a conflict between, or inconsistency among, the Interim DIP Order or the Final DIP Order, on the one hand, and any Loan Document, on the other hand, the Interim DIP Order or the Final DIP Order, as applicable, shall control.
1.03    Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect on the date of determination. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS), or any election by the Company to change its accounting practices or the application of GAAP during the term of this Agreement from that used in the financial statements delivered by the Company under the Prepetition Credit Agreement, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP and accounting practices and application of GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change. Without limiting the foregoing, leases (whether in effect on or after the Closing Date) shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements delivered by the Company under the Prepetition Credit Agreement for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. Notwithstanding any other provision contained herein, the definitions set forth in this Agreement and any financial calculations required by this Agreement shall be computed to exclude any change to lease accounting rules from those in effect on the Closing Date pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Restricted Subsidiaries or to the determination of any amount for the Company and its Restricted Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (y) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (z) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. on the requested date of any Borrowing. Each Borrowing shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day) and (ii) the principal amount of Loans to be borrowed.
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Loans. Each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01) with respect to all Credit Extensions, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
2.03    [Reserved].
2.04    [Reserved].
2.05    Prepayments.
(a)    Voluntary Prepayments of Loans. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment; and (B) any prepayment shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.15, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of such prepayment.
(b)    Mandatory Prepayments of Loans.
(i)Revolving Overadvance. If for any reason (A) at any time prior to the entry of the Final DIP Order the Total Revolving Outstandings exceed $47,000,000 or (B) at any time after entry of the Final DIP Order, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments at such time, then in each case, the Borrower shall, without a corresponding reduction in the Aggregate Revolving Commitments, immediately repay the Revolving Loans in an aggregate amount equal to such excess.
(ii)Asset Sales and Recovery Events. Subject to any requirements to the contrary in the DIP Orders, immediately following any Asset Sale or Recovery Event, the Company shall prepay the Loans as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party from all Asset Sales and Recovery Events.

(iii)Extraordinary Receipts. Immediately upon the receipt by any Loan Party of any Extraordinary Receipts, the Borrower shall repay the Loans as hereinafter provided in an aggregate principal amount equal to 100% of such Extraordinary Receipt.
(iv)Application of Payments. Each payment required pursuant to Section 2.05(b)(ii) or (iii) shall be applied, first, to the payment of any fees or expenses owing to the Administrative Agent, second, to the payment of any fees or expenses owing to any Lender, third, to the Revolving Loans (with a corresponding permanent reduction of the Revolving Commitments), and fourth, after the Revolving Loans have been paid in full, in accordance with a Bankruptcy Court order, deposited in a segregated interest-bearing deposit account maintained at the Administrative Agent, and subject to the Liens securing this Agreement, the Prepetition Credit Agreement and the Liens and replacement Liens in favor of the Prepetition Lenders, for disposition as provided for under a confirmed plan of reorganization or liquidation or other order of the Bankruptcy Court.
All prepayments under this Section 2.05(b) shall be without premium or penalty, and shall be accompanied by accrued interest on the principal amount prepaid as of the date of such prepayment in accordance with Section 2.10.
2.06    Termination or Reduction of Revolving Commitments.
(a)Optional. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce in part the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, or upon such lesser number of days as determined by the Administrative Agent in its sole discretion, (ii) any such partial reduction shall be in an aggregate amount of $3,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments.
(b)Mandatory. The Revolving Commitments shall be permanently reduced in an amount equal to the amount of Net Cash Proceeds or Extraordinary Receipts, as applicable, that is available to be applied to the prepayment of the Revolving Loans pursuant to Section 2.05(b)(ii) and (iii), irrespective of the Total Revolving Outstandings at such time. Notwithstanding anything to the contrary, all Commitments shall terminate upon the occurrence of the Maturity Date.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.
2.07    Repayment of Loans. The Borrower shall repay to the Lenders the aggregate principal amount of all Revolving Loans outstanding on such date, together with all interest, fees and other amounts payable hereunder, on (a) the date that is 30 days after entry of the Interim DIP Order or (b) if the Final DIP Order is entered as and when required hereunder, the Maturity Date.

2.08    Interest.
(a)Interest. Subject to the provisions of subsection (b) below, each Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate.
(b)Default Rate. Upon the occurrence and during the continuance of any Event of Default, at the election of the Required Lenders, all outstanding Obligations shall bear interest at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand.
(c)Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees.
(a)Commitment Fee.
The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) in Dollars equal to the product of (i) one-half of one percent (0.50%) per annum times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed Outstanding Amount of Revolving Loans subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Commitment Fee shall be determined based upon the full $94,485,608 of Revolving Commitments prior to entry of the Final DIP Order. The Commitment Fee shall accrue at all times during the applicable Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable monthly in arrears on the second Business Day of each month, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.
(b)Upfront Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, an upfront fee in the amount of $1,375,000 (the “Upfront Fee”). The Upfront Fee shall be due and payable upon entry of the Interim DIP Order.
(c)Other Fees. The Company shall pay to the Administrative Agent for its own account, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Computations of fees shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11    Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11 (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall at the discretion of the Administrative Agent in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of a Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on or fee in respect of any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest and fees thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest and fees on their respective Loans and other amounts owing them, provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14    [Reserved].
2.15    Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting

Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)[Reserved].
(c)[Reserved].
(d)Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.16    Priority and Liens.
(a)Superpriority Claims and Liens. Each of the Loan Parties hereby covenants, represents and warrants that, upon entry of the Interim DIP Order, the Obligations authorized by the DIP Orders of the Borrower and the Guarantors under the Loan Documents:
(i)pursuant to Sections 364(c)(1) and 507(b) of the Bankruptcy Code, constitute joint and several allowed administrative expense claims in the Chapter 11 Case having superpriority over all administrative expenses of the kind specified in Section 364(c)(1), 503(b), 507(a)(2), 507(b) or 507(d) of the Bankruptcy Code;
(ii)pursuant to Sections 361, 362, 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code and the Collateral Documents, shall be secured by, and each Loan Party shall have granted to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority Lien on all presently owned and hereafter acquired unencumbered tangible and intangible property and assets of the Borrower, the Guarantors and their respective estates wherever located, and any proceeds and products thereof, including, without limitation, accounts, deposit accounts, cash, chattel paper, investment property, letter-of-credit rights, securities accounts, commercial tort claims, causes of action, investments, instruments, documents, inventory, contract rights, general intangibles, intellectual property, real property, fixtures, goods, equipment, vessels and other fixed assets and proceeds and products of all of the foregoing (including earnings and insurance proceeds);
(iii)pursuant to Section 364(d)(1) of the Bankruptcy Code and the Collateral Documents, shall be secured by, and each Loan Party shall have granted to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority, senior priming Lien (the “Priming Lien”) on the Prepetition Collateral, which Priming Lien shall prime all Liens securing the Prepetition Facility Obligations and any Liens that are junior thereto, and shall also be senior to any Liens arising after the Petition Date to provide adequate protection in respect of any Liens to which the Priming Lien is senior (collectively, the “Primed Liens”); and
(iv)pursuant to Section 364(c)(3) of the Bankruptcy Code and the Collateral Documents, shall be secured by, and each Loan Party shall have granted to the Administrative Agent, for the benefit of the Secured Parties, a perfected junior priority Lien on all presently owned and hereafter acquired tangible and intangible property and assets of the Borrower, the Guarantors and their respective estates wherever located, and any proceeds and products thereof, including, without limitation, accounts, deposit accounts, cash, chattel paper, investment property, letter-of-credit rights, securities accounts, commercial tort claims, causes of action, investments, instruments, documents, inventory, contract rights, general intangibles, intellectual property, real property, fixtures, goods, equipment, vessels and other fixed assets and proceeds and products of all of the foregoing (including earnings and insurance proceeds) that are subject to (x) valid and perfected Liens in existence on the Petition Date with a priority senior to the Prepetition Facility Obligations or (y) valid Liens in existence on the Petition Date as permitted by Section 546(b) of the Bankruptcy Code, if any (in each case, other than Liens securing the Prepetition Facility Obligations) (the “Existing Liens”).
Each of the Loan Parties further covenants, represents and warrants that, immediately and automatically upon Bankruptcy Court authorization of such grant pursuant to the Final DIP Order or otherwise, each Loan Party shall be deemed to have automatically granted to the Administrative Agent for the benefit of the holders of Obligations, as security for the Obligations, a first priority Lien on all proceeds and other property recovered in any Avoidance Action of the Loan Parties. This Section 2.16(a) shall be subject to the Carve-Out.
(b)Collateral Security Perfection. Each of the Loan Parties agrees to take all action that the Administrative Agent or the Required Lenders may reasonably request as a matter of nonbankruptcy law to perfect and protect the Administrative Agent’s Liens for the benefit of the Secured Parties, and upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such documents and instruments, financing statements, providing such notices and assents of third parties, obtaining such governmental authorizations and providing such other instruments and documents in recordable form as the Administrative Agent or any Lender may reasonably request. Each Loan Party hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Loan Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Loan Party is an organization, the type of organization and any organization identification number issued to such Loan Party and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Such Loan Party agrees to use commercially reasonable efforts to furnish any such information to the Administrative Agent promptly upon request. Notwithstanding the provisions of this Section 2.16(b), the Administrative Agent and the Lenders shall have the benefits of the Interim DIP Order and the Final DIP Order.
(c)Real Property. Subject in all respects to the priorities set forth in Section 2.16(a) above and to the Carve-Out, the Borrower and the Guarantors shall grant to the Administrative Agent on behalf of the Secured Parties a security interest in, and mortgage on, all of the right, title and interest of the Borrower and the Guarantors in all real property, if any, owned or leased by the Borrower or any of the Guarantors, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and the Guarantors shall acknowledge that, pursuant to the DIP Orders, the Liens in favor of the Administrative Agent on behalf of the Secured Parties in all of such real property and leasehold interests shall be perfected without the recordation of any instruments of mortgage or assignment and the Administrative Agent and the Lenders shall have the benefits of the DIP Orders. Notwithstanding the foregoing, at the request of the Administrative Agent after the Closing Date, the Loan Parties shall enter into separate fee mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Administrative Agent, which the Administrative Agent may, in its sole discretion, elect to record.
(d)Except as otherwise agreed to by the Lenders, the Liens, Lien priorities, Superpriority Claims and other rights and remedies granted to the Secured Parties pursuant to the DIP Orders, this Agreement or the other Loan Documents (specifically including, but not limited to, the existence, perfection, enforceability and priority of the Liens provided for herein and therein, and the DIP Superpriority Claims provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of indebtedness by the Borrower or any other Loan Party (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by dismissal or conversion of the Chapter 11 Case, or by any other act or omission whatsoever.
(e)In connection with any sale or Asset Sale of all or any portion of the Collateral, including in each case pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code or as part of restructuring plan subject to confirmation under Section 1129(b)(2)(A)(iii) of the Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent, in accordance with applicable law and, with respect to any credit bid, Section 363(k) of the Bankruptcy Code, the Borrower and each other Loan Party hereby gives the Administrative Agent (at the direction of the Required Lenders) the power and right, without assent by such Loan Party, to “credit bid” up to the full amount of all Obligations in order to purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or a Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Government Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Government Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Government Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications. Without duplicating of the provisions of subsection (a) above, (i) each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after written demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below; provided that, such Lender shall indemnify each Loan Party to the extent of any payment such Loan Party makes to the Administrative Agent pursuant to this sentence with respect to Taxes described in clauses (y) and (z) of Section 3.01(c)(ii).
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or a Loan Party shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party, the Administrative Agent or any Recipient to a Government Authority as provided in this Section 3.01, such Loan Party and/or other Recipient shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a jurisdiction pursuant to such applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (1) set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below (or substantively comparable successor to such documentation that is not materially more onerous to comply with) or (2) required by applicable Law other than the Internal Revenue Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (it being understood that the Company shall be given a reasonable opportunity to reimburse such cost or expense) such or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-B or Exhibit 3.01-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-D on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient in connection with such refund, and without interest (other than any interest paid by the relevant Government Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Government Authority) to the Recipient in the event the Recipient is required to repay such refund to such Government Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    [Reserved].
3.03    [Reserved].
3.04    Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, other than as set forth below);

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (C) Connection Income Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto); or
(iii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof; provided that a Lender shall not be entitled to any compensation pursuant to this Section 3.04 to the extent such Lender is not generally imposing such charges or requesting such compensation from other similarly situated borrowers under similar circumstances.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05    [Reserved].
3.06    Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Government Authority for the account of any Lender pursuant to Section 3.01, then at the request of the Company such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Government Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.14.
3.07    [Reserved].
3.08    Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
GUARANTY
4.01    The Guaranty.
Each of the Guarantors hereby jointly and severally guarantees to each Lender and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, (i) the Obligations guaranteed by each Guarantor under this Article IV, shall only include the Obligations for which such Guarantor is defined as a Guarantor of pursuant to the definition of “Guarantor”, and (ii) the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

4.02    Obligations Unconditional.
The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Loan Party for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;
(c)the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
(e)any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.
4.03    Reinstatement.
The obligations of each Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the

Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
4.04    Certain Additional Waivers.
Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.
4.05    Remedies.
The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition under any Debtor Relief Law (or other applicable Law) preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration in accordance with the terms of the Loan Documents (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person as a result of any such stay, injunction or prohibition) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.
4.06    Rights of Contribution.
The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid-in-full and the Commitments have terminated, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been paid-in-full and the Commitments have terminated. For purposes of this Section 4.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Obligations.
4.07    Guarantee of Payment; Continuing Guarantee.
The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.
ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01    Conditions of Initial Credit Extension.
The obligation of each Lender to make its initial Credit Extension hereunder is subject to the satisfaction of the following conditions precedent:
(a)Receipt by the Administrative Agent of the following, each in form and substance reasonably satisfactory to the Administrative Agent and each Lender:
(i)Loan Documents. Executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.
(ii)[Reserved].
(iii)Organization Documents, Resolutions, Etc.
(A)copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Government Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;
(B)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible

Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(C)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation; and
(iv)Personal Property Collateral.
(A)UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(B)all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of organization of such Person); and
(C)duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the United States registered Intellectual Property of the Loan Parties.
(v)[Reserved].
(vi)[Reserved].
(vii)Closing Certificate. A certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied.
(b)[Reserved].
(c)Fees. Receipt by the Administrative Agent and the Lenders of any and all fees required to be paid on or before the Closing Date.
(d)Attorney Costs. The Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced in reasonable detail at least one Business Day prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
(e)Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof with respect to the Loans to be made on the Closing Date.

(f)Due Diligence; PATRIOT ACT. The Administrative Agent and the Lenders shall have received all documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, at least three Business Days prior to the requested Borrowing.
(g)Collateral Requirement. On or prior to the Closing Date, the Security Agreement and the Interim DIP Order, upon entry of the Interim DIP Order, shall be effective to create in favor of the Administrative Agent, for the benefit of the holders of the Obligations, a legal, valid and enforceable: (i) first priority (except for Existing Liens entitled to priority under applicable Laws) perfected security interest in and Lien on the Collateral, subject to the Carve-Out; and (ii) with respect to the Collateral subject to Existing Liens entitled to priority under applicable Laws, junior perfected security interest in and Lien on such Collateral, subject to such applicable Existing Lien and the Carve-Out. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Administrative Agent to protect and preserve such security interests and Liens shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.
(h)Interim DIP Order. Prior to the Closing Date, the Bankruptcy Court shall have entered the Interim DIP Order, which Interim DIP Order shall be in full force and effect and shall not have been amended, modified, stayed or reversed. If the Interim DIP Order is the subject of a pending appeal in any respect, neither the Interim DIP Order nor the making of the Loans or the performance by any Loan Party of any of its obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.
(i)First Day Orders. On the Closing Date, all of the “first day orders” entered by the Bankruptcy Court in the Chapter 11 Case and all adequate protection payments and critical vendor payments approved by the Bankruptcy Court in the Interim DIP Order or otherwise shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.
(j)Other Orders. On the Closing Date, all orders (if any) providing for payment of Prepetition indebtedness of the Loan Parties or affecting in any way the Obligations or Collateral submitted for entry in the Chapter 11 Case shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, as entered, shall not deviate from the form thereof approved by the Administrative Agent and Required Lenders in any material respect which is adverse to the interests of the Lenders or the Prepetition Lenders.
(k)Budget; Financial Statements. On the Closing Date, the Lenders shall have received and be satisfied with (i) the initial Budget; and (ii) such historical and pro forma financial statements for such periods as the Administrative Agent may reasonably request, each of which shall be in form and substance satisfactory to the Lenders.
(l)Chapter 11 Case Jurisdiction. The Loan Parties shall have commenced the Chapter 11 Case in the Bankruptcy Court.
(m)Environmental. The Loan Parties shall have granted the Administrative Agent and its financial advisor access to, and the right to inspect, all reports, audits and other internal information of the Loan Parties relating to environmental matters and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Administrative Agent, and the Administrative Agent shall be satisfied that the Loan Parties are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.
(n)Insurance. The Administrative Agent shall have received a certificate from the Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to the Loan Documents is in full force and effect and that the Administrative Agent, on behalf of the holders of Obligations, has been named as additional insured and/or lenders loss payee thereunder to the extent required under the Loan Documents.
(o)CRO. Subject to the Bankruptcy Court’s approval (which approval may be pending but may not have been denied), the Loan Parties shall have retained the CRO to perform the services included in the CRO Scope and vested the CRO with full operational authority and managerial control to carry out the CRO Scope. The CRO Scope shall be satisfactory to the Administrative Agent and the Lenders.
Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
5.02    Conditions to all Credit Extensions (other than the Initial Credit Extension).
The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:
(a)Representations and Warranties. The representations and warranties of each Loan Party contained in Article VI or any other Loan Document shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date.
(b)Default. No Default shall exist, or would result immediately after giving effect to, such proposed Credit Extension or from the application of the proceeds thereof.
(c)Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof, including, for the avoidance of doubt, a Loan Notice in accordance with the requirements hereof.
(d)[Reserved].
(e)[Reserved].
(f)Orders. At the time of each Borrowing, and also after giving effect thereto, (i) if an extension of credit has been requested before the Final DIP Order has been entered by the Bankruptcy Court, the Interim DIP Order shall be in full force and effect and shall not have been vacated, reversed, stayed, modified or amended in any respect without the prior written consent of the Administrative Agent and the Required Lenders, and (ii) if an extension of credit is requested after the Final DIP Order has been entered by the Bankruptcy Court, the Administrative Agent and the Lenders shall have received a copy of the Final DIP Order and the Final DIP Order shall be in full force and effect and shall not have been vacated, reversed, stayed, modified or amended in any respect without the prior written consent of the Administrative Agent and the Required Lenders. If either the Interim DIP Order or the Final DIP Order is the subject of a pending appeal in any respect, none of such DIP Order, the making of the Loans or the performance by any Loan Party of any of its obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal. The Loan Parties, the Administrative Agent and the Lenders shall be permitted and required to perform their respective obligations in compliance with this Agreement, notwithstanding any such objection or appeal unless the relevant Order has been stayed by a court of competent jurisdiction.
(g)Fees and Expenses. The Borrower shall have paid the balance of all fees and expenses then due and payable to the Administrative Agent and the Lenders as of the date of such Credit Extension.
(h)Budget. The Borrower shall have operated in all material respects in accordance with the Budget.
(i)Repayment of Existing Indebtedness. Following entry of the Interim DIP Order, receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that $12,000,000 of the principal amount of the revolving indebtedness under the “Revolver A Loans” (as defined in the Prepetition Credit Agreement) has been (or concurrent with such Borrowing will be) converted into Loans under the “New Money Rollup Commitment” (as set forth on Schedule 2.01) and following entry of the Final DIP Order, receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that $27,485,608 of the principal amount of all loans under the Prepetition Credit Agreement (excluding, for the avoidance of doubt, amounts converted into the “New Money Rollup Commitment” described above) has been (or concurrent with such Borrowing will be) converted into Loans under the “Pre-Petition Rollup Commitment” (as set forth on Schedule 2.01).
Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b), (g), (h) and, if applicable (i) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:
6.01    Organization, Powers, Qualification, Good Standing, Business and Restricted Subsidiaries.
(a)Organization and Powers. The Company and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as specified in Schedule 6.01. The Company and each of its Restricted Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)Qualification and Good Standing. The Company and each of its Restricted Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.
(c)Conduct of Business. The Company and each of its Restricted Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to Section 8.10.
(d)Subsidiaries. All of the Subsidiaries of the Company and their jurisdictions of organization are identified in Schedule 6.01, as said Schedule 6.01 may be supplemented from time to time. The Capital Stock of each of the Restricted Subsidiaries identified in Schedule 6.01 (as so supplemented by the Company) is duly authorized and validly issued, and none of such Capital Stock constitutes Margin Stock; except as set forth in Schedule 6.01 (as so supplemented), such Capital Stock is fully paid and nonassessable. Each of the Restricted Subsidiaries identified in Schedule 6.01 (as so supplemented by the Company) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect. Schedule 6.01 (as so supplemented) correctly sets forth the ownership interest of the Company and each of its Subsidiaries in each of the Subsidiaries of the Company identified therein.
6.02    Authorization of Borrowing, Etc.
(a)Authorization of Borrowing. Subject to entry of the Interim DIP Order and, as applicable, the Final DIP Order, the execution, delivery and performance of each of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.
(b)No Conflict. Subject to entry of the Interim DIP Order and, as applicable, the Final DIP Order, the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any Law applicable to the Company or any of its Restricted Subsidiaries, or any order, judgment or decree of any court or other Government Authority binding on the Company or any of its Restricted Subsidiaries, (ii) violate any provision of the Organization Documents of the Company or any of its Restricted Subsidiaries, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Restricted Subsidiaries, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Restricted Subsidiaries (other than any Liens created under any of the Loan Documents, the Interim DIP Order and, as applicable, the Final DIP Order in favor of the Administrative Agent, on behalf of the holders of the Obligations, and, with respect to the Interim DIP Order and Final DIP Order only, the Prepetition Lenders), or (v) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and except, in the case of clauses (i), (iii), (iv) or (v), to the extent such violation, conflict, breach, Lien or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

(c)Governmental Consents. Subject to entry of the Interim DIP Order and, as applicable, the Final DIP Order, the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization except any thereof which (x) have been duly obtained and are in full force and effect or (y) the failure to obtain could not reasonably be expected to have a Material Adverse Effect.
(d)Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.
6.03    [Reserved].
6.04    No Material Adverse Change.
Since the Petition Date, no event or change has occurred that has had or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.
6.05    Title to Properties; Liens; Real Property; Intellectual Property.
(a)Title to Properties; Liens. The Company and its Restricted Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets, in each case except for assets disposed of since the Petition Date in the ordinary course of business or as otherwise permitted by Section 8.07 and except for such defects that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens except for Permitted Liens.
(b)Real Property. As of the Closing Date, Schedule 6.05(b) contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets of the Company and its Restricted Subsidiaries and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.
(c)Intellectual Property. As of the Closing Date, the Company and its Restricted Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Responsible Officer of the Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, the use of such Intellectual Property by the Company and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All United States federal registrations of and applications for Intellectual Property that are owned by the Company or any of its Domestic Subsidiaries on the Closing Date are listed on Schedule 6.05(c).
6.06    Litigation; Adverse Facts.
There are no Proceedings (whether or not purportedly on behalf of the Company or any of its Restricted Subsidiaries) at Law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Responsible Officer of the Company, threatened against or affecting the Company or any of its Restricted Subsidiaries or any property of the Company or any of its Restricted Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Restricted Subsidiaries (i) is in violation of any applicable Laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
6.07    Payment of Taxes.
Except as could not reasonably be expected to have a Material Adverse Effect, all tax returns and reports of the Company and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and except to the extent permitted by Section 7.03, all Taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Company and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid prior to delinquency other than those (i) currently payable without penalty or interest, or (ii) being contested in good faith by appropriate proceedings; provided that the Company or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP and the failure to pay such amounts would not reasonably be expected to result in a Material Adverse Effect.
6.08    No Default; Performance of Agreements.
(a)No Default has occurred and is continuing.
(b)Neither the Company nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations (excluding any default arising solely as a result of the commencement of the Chapter 11 Case and the effects therefore or arising under any agreement that the applicable Loan Party has rejected under Section 365 of the Bankruptcy Code not in prohibition of this Agreement), and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.
6.09    Governmental Regulation.

Neither the Company nor any of its Restricted Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other Law which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.
6.10    Securities Activities.
(a)Neither the Company nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
(b)Following application of the proceeds of each Credit Extension, not more than 25% of the value of the assets (either of the Company only or of the Company and its Restricted Subsidiaries on a consolidated basis) subject to the provisions of Section 8.02 or 8.07 or subject to any restriction contained in any agreement or instrument, between the Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of Section 9.01(b), will be Margin Stock.
6.11    Employee Benefit Plans.
(a)The Company, each of its Restricted Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a determination letter stating that it is so qualified and, to the knowledge of the Company, no event has occurred which would result in the loss of such qualification.
(b)No ERISA Event has occurred or is reasonably expected to occur.
(c)Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 6.11, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates.
(d)As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.
(e)As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Company, its Restricted Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.
(f)The Company and its Restricted Subsidiaries have made full payment when due of all required contributions to any Foreign Plan, except where the failure to do so would not result in a Material Adverse Effect.

(g)The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
6.12    [Reserved].
6.13    Environmental Protection.
(a)Neither the Company nor any of its Restricted Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (i) any Environmental Law, (ii) any Environmental Claim, or (iii) any Hazardous Materials Activity, in each case, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(b)neither the Company nor any of its Restricted Subsidiaries has received any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state Law, in each case, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(c)to any Responsible Officer of the Company’s knowledge there are, and have been, no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(d)(i) as of the Closing Date, neither the Company nor any of its Restricted Subsidiaries nor, to any Responsible Officer of the Company’s knowledge, any predecessor of the Company or any of its Restricted Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and (ii) none of the Company’s or any of its Restricted Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, in each case, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and
(e)compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.
6.14    Employee and Labor Matters.
No Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty that would reasonably be expected to result in a Material Adverse Effect.
6.15    Bankruptcy Matters.
(a)The Interim DIP Order and, at all times after its entry by the Bankruptcy Court, the Final DIP Order, is in full force and effect, and has not been reversed, modified, amended, stayed or vacated absent the written consent of the Required Lenders.

(b)Upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Lenders shall, subject to the provisions of the Final DIP Order, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder in accordance with the terms hereof, without further application to or order by the Bankruptcy Court.
(c)If either the Interim DIP Order or the Final DIP Order is the subject of a pending appeal in any respect, none of such Order, the making of the Loans or the performance by the Loan Parties of any of their obligations under any of the Loan Documents is or shall be the subject of a presently effective stay pending appeal. The Loan Parties, the Administrative Agent and the Lenders shall be entitled to rely in good faith upon the DIP Orders, notwithstanding objection thereto or appeal therefrom by any interested party. The Loan Parties, the Administrative Agent and the Lenders shall be permitted and required to perform their respective obligations in compliance with this Agreement notwithstanding any such objection or appeal unless the relevant Order has been stayed by a court of competent jurisdiction.
(d)The Loan Parties are in compliance with all material agreements entered into and all orders entered by the Bankruptcy Court from and after the Petition Date.
6.16    Matters Relating to Collateral.
(a)Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by the Loan Parties, together with (i) entry of the Interim DIP Order and, as applicable, the Final DIP Order, (ii) the actions taken to date pursuant to Sections 5.01, 7.08 and 7.09 and (iii) the delivery to the Administrative Agent of any pledged certificated Capital Stock or instruments not delivered to the Administrative Agent at the time of execution and delivery of the applicable Collateral Document (and the execution of control agreements with respect to Deposit Accounts pledged as Collateral which are required to be subject to perfected Liens) are effective to create in favor of the Administrative Agent for the benefit of the Lenders, as security for the Obligations, a valid First Priority Lien on all of the Collateral, and all registrations or filings (including filing of any UCC financing statements) necessary to perfect and maintain the perfection and First Priority status of such Liens that can be perfected by registration or filings (including filing of any UCC financing statements) have been duly made or taken and remain in full force and effect (or will be duly made or taken within applicable time periods), other than the filing of any UCC financing statements delivered to the Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Administrative Agent and Intellectual Property filings to be made following the Closing Date or following the acquisition of the applicable Intellectual Property.
(b)Governmental Authorizations. Subject to entry of the Interim DIP Order and, as applicable, the Final DIP Order, no authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of the Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable Law), except for filings, registrations or recordings contemplated by the Collateral Documents and except as may be required, in connection with the disposition of any pledged Capital Stock, by Laws generally affecting the offering and sale of Securities.

(c)Absence of Third-Party Filings. Except such as may have been filed in favor of the Administrative Agent as contemplated by the Collateral Documents and to evidence permitted lease obligations and other Permitted Liens, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the U.S. Patent and Trademark Office or the U.S. Copyright Office.
(d)Margin Regulations. The pledge of the Capital Stock of the Restricted Subsidiaries pursuant to the Collateral Documents does not violate Regulation U or X of the FRB.
(e)Information Regarding Collateral. All information supplied to the Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.
6.17    Disclosure.
No information (excluding projections, forward-looking information and information of a general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein not materially misleading, in light of the circumstances under which they were or are made as of the date such information is dated or certified (and giving effect to all supplements and updates thereto). All projections furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document were prepared in good faith based upon assumptions that were believed by the preparer thereof to be reasonable at the time made, it being understood and agreed that such projections are not a guarantee of financial performance and actual results may differ from the projections and such differences may be material.
6.18    Insurance.
(a)The properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies (determined at the time such insurance is obtained) not Affiliates of the Company, in such amounts (giving effect to self-insurance), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Restricted Subsidiary operates. The property and general liability insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.18.
(b)The Company and its Restricted Subsidiaries maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.
6.19    Compliance with Laws.
Each of the Company and its Restricted Subsidiaries is in compliance with the requirements of all applicable Laws and orders of any Government Authority (including all Environmental Laws, ERISA and the Patriot Act) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.20    OFAC.
None of the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is the Company or any Subsidiary located, organized or residing in a Designated Jurisdiction. The Company and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in any applicable jurisdiction, as applicable, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws.
6.21    EEA Financial Institutions.
No Loan Party is an EEA Financial Institution.
6.22    [Reserved].
6.23    Use of Proceeds.
After giving effect to each Credit Extension and the use of proceeds thereof, the Borrower shall be in compliance with Section 7.11 hereof.
ARTICLE VII
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:
7.01    Financial Statements and Other Reports.
The Company will maintain, and cause each of its Restricted Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Administrative Agent:
(a)Events of Default, Etc.: promptly upon any Responsible Officer of the Company obtaining knowledge (i) of any condition or event that constitutes a Default, (ii) that any Person has given any notice to the Company or any of its Restricted Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 9.01(b), (iii) of any change in the Company’s independent certified accountants, any changes in the Company’s Organization Documents, or any restatement of the Company’s financial statements or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

(b)Financial Statements.
(i)On or before 5:00 p.m. Chicago time on the fourth Business Day of each calendar week, in each case in form and substance reasonably satisfactory to the Administrative Agent: (x) the balance of cash and Cash Equivalents of the Loan Parties as of the close of business on the last Business Day of the prior calendar week; (y) commencing after the completion of the first two calendar weeks after the Petition Date, a reconciliation of actual cash receipts and cash expenditures with respect to the corresponding period set forth in the Budget (each such report, a “Budget Reconciliation Report”).
(ii)On or before 5:00 p.m. on the fourth Business Day of each week, commencing after the completion of the first two calendar weeks after the Petition Date, an updated detailed weekly forecast of projected receipts and expenditures of the Loan Parties for the nine-week period following such delivery date, which updated weekly budget shall be in form and substance reasonably satisfactory to the Administrative Agent and shall include any supporting information requested by the Administrative Agent.
(c)Other Information.
(i)promptly upon providing such information or documents an Unsecured Creditors Committee, copies of all financial information and related documents provided by or on behalf of the Loan Parties in the Chapter 11 Case; and
(ii)promptly after the same have been produced, any non-legally privileged written materials prepared or produced by any Investment Banker for any of the Loan Parties.
The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.”
7.02    Existence, Etc.

Except as permitted by Section 8.07, the Company will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence in its jurisdiction of organization and all rights and franchises material to its business (including Intellectual Property); provided, however that neither the Company nor any of its Restricted Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of the Company or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, or that the loss thereof could not reasonably be expected to result in a Material Adverse Effect.
7.03    Payment of Taxes.
Except as would not reasonably be expected to result in a Material Adverse Effect, the Company will, and will cause each of its Restricted Subsidiaries to, pay all Postpetition Taxes, fees, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims for sums that have become due and payable and that by Law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, fee, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.
7.04    Maintenance of Properties; Insurance
(a)Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty events or accidents or force majeure events excepted, all material tangible properties used or useful in the business of the Company and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(b)Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers (determined at the time such insurance is obtained or renewed), such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Company and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by companies of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for companies similarly situated in the industry. Without limiting the generality of the foregoing, the Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are customarily carried or maintained under similar circumstances by similarly situated companies. Each vehicle liability policy, umbrella liability policy and commercial general liability policy shall name the Administrative Agent for the benefit of the Lenders as an additional insured thereunder as its interests may appear, and each business interruption and casualty insurance policy obtained by the Company or any other Loan Party shall contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent for the benefit of the Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000. In connection with the renewal of each such policy of insurance, the Company promptly shall deliver to the Administrative Agent a certificate from the Company’s insurance broker or other evidence satisfactory to the Administrative Agent that the Administrative Agent on behalf of the Lenders has been named as additional insured and/or loss payee thereunder.
7.05    Inspection Rights; Lender Conference Calls.
The Company shall, and shall cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of the Company or of any of its Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that the Company may, if it so chooses, be present at or participate in any such discussion) all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company; provided that in no event shall any such Persons be able to inspect, copy or take extracts from materials subject to confidentiality obligations (for which no exception is available or approval has been obtained) or attorney-client privilege or constituting attorney work product.
The Company shall, upon the request of the Administrative Agent or the Required Lenders, participate in conference calls with the Lenders no more frequently than one (1) time per calendar week to discuss such information relating to the Chapter 11 Case and Company’s and its Subsidiaries’ financial results and condition as shall be requested by the Administrative Agent or the Required Lenders.
7.06    Compliance with Laws, Etc.
The Company shall comply, and shall cause each of its Subsidiaries and all other Restricted Subsidiaries or Affiliates on or occupying any Facilities to comply, with the requirements of all applicable Laws and orders of any Government Authority (including all Environmental Laws, ERISA and the Patriot Act), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.
7.07    Environmental Matters.
(a)Environmental Disclosure. The Company will deliver to the Administrative Agent:
(i)Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Company or any of its Restricted Subsidiaries or by independent consultants, Government Authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(ii)Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any Government Authority under any applicable Environmental Laws,
(B)    any remedial action taken by the Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and
(C)    the Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(iii)Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by the Company or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (c) any request for information from any Government Authority that suggests such Government Authority is investigating whether the Company or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(iv)Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by the Company or any of its Restricted Subsidiaries that could reasonably be expected to (1) expose the Company or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of the Company or any of its Restricted Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by the Company or any of its Restricted Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject the Company or any of its Restricted Subsidiaries to any material additional obligations or requirements under any Environmental Laws, in each case, that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.
(b)The Company’s Actions Regarding Hazardous Materials Activities. The Company shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Restricted Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions required under Environmental Laws to remove, remediate, clean up or abate any Hazardous

Materials Activity on, under or about any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim.
7.08    Execution of Guaranty and Personal Property Collateral Documents After the Closing Date.
(a)Execution of Guaranty and Personal Property Collateral Documents. In the event that any Person becomes a Wholly Owned Restricted Subsidiary of the Company (other than a Domestic Subsidiary that for U.S. tax purposes is a disregarded entity or partnership owned by a Foreign Subsidiary) after the Closing Date, the Company will promptly notify the Administrative Agent of that fact and, if such Person is a Domestic Subsidiary other than a Foreign Subsidiary Holdco, cause such Restricted Subsidiary to execute and deliver to the Administrative Agent a Joinder Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in Sections 5.01(a)(iv)) as may be necessary or, in the opinion of the Administrative Agent, desirable to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets (to the extent included in the definition of Collateral and excluding any acts of perfection not required under the Collateral Documents) of such Restricted Subsidiary described in the applicable forms of Collateral Documents, except as otherwise permitted hereunder or under the Collateral Documents. In addition, the Company shall, or shall cause the Capital Stock of such Wholly Owned Restricted Subsidiary to be pledged to the Administrative Agent, for the benefit of the Lenders, in accordance with the terms of the Security Agreement.
(b)[Reserved].
(c)Restricted Subsidiary Organization Documents, Legal Opinions, Etc. The Company shall deliver to the Administrative Agent, together with the Loan Documents required to be delivered under Section 7.08(a), (i) certified copies of the Organization Documents of any Person that becomes a Guarantor after the Closing Date, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to the Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Guarantor as to (a) the fact that the attached resolutions of the Governing Body of such Guarantor approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Guarantor executing such Loan Documents, and (iii) to the extent requested by the Administrative Agent, a favorable opinion of counsel to such Guarantor, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, as to (a) the due organization and good standing of such Guarantor, (b) the due authorization, execution and delivery by such Guarantor of such Loan Documents, (c) the enforceability of such Loan Documents against such Guarantor and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as the Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
7.09    Matters Relating to Additional Real Property Collateral.

(a)Additional Mortgages, Etc. In the event that (i) the Company or any Guarantor owns or acquires any fee interest in real property with a value in excess of $500,000 or (ii) at the time any Person becomes a Guarantor, such Person owns or holds any fee interest in real property with a value in excess of $500,000, in each case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where the Company and its Restricted Subsidiaries have attempted in good faith, but are unable, to obtain such lessor’s or senior lienholder’s consent, the Company or such Guarantor shall deliver to the Administrative Agent, as soon as practicable after such Person acquires such Real Property Asset or becomes a Guarantor, as the case may be, a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Real Property Asset and such opinions, documents, title insurance and environmental reports as may be reasonably required by the Administrative Agent.
(b)Real Estate Appraisals. Upon request of the Administrative Agent in connection with the delivery of any Mortgage pursuant to Section 7.09(a), the Company shall, and shall cause each of its Restricted Subsidiaries to, permit an independent real estate appraiser satisfactory to the Administrative Agent, upon reasonable notice, to visit and inspect such Mortgaged Property for the purpose of preparing an appraisal of such Mortgaged Property satisfying the requirements of any applicable Laws (in each case to the extent required under such Laws as determined by the Administrative Agent in its reasonable discretion).
7.10    Further Assurances.
The Company shall take (or cause to be taken) all such actions, execute and deliver (or cause to be executed and delivered) all such agreements, documents and instruments, and make (or caused to be made) all such filings and recordings that may be necessary or, in the opinion of the Administrative Agent, desirable in order to maintain in favor of the Administrative Agent, for the benefit of the Lenders, a valid and perfected First Priority security interest in the entire personal and mixed property Collateral, including, without limitation, filing any financing or continuation statements under the UCC (or other similar Laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Loan Documents; provided that no such actions, agreements, documents, instruments, filings or recordings will be required to the extent not required under the Collateral Documents. The Company shall, and shall cause the Guarantors to, use commercially reasonable efforts to obtain deposit account control agreements with respect to deposit accounts identified by the Administrative Agent from time to time.
7.11    Use of Proceeds.
Each Loan Party shall, and shall cause each of its Subsidiaries to, use the proceeds of the Credit Extensions, subject to the Interim DIP Order and the Final DIP Order: (a) for working capital and other general purposes of the Loan Parties, including the payment of professional fees and expenses; (b) as provided in the DIP Orders to pay the reasonable fees and expenses of the Administrative Agent, the Lenders, the Prepetition Agent and the Prepetition Lenders (including the reasonable fees and expenses of counsel and financial advisors); (c) to pay claims in respect of certain Prepetition creditors, which may include, without limitation, employees, taxing authorities and trade vendors in the ordinary course, in each case to the extent authorized by orders of the Bankruptcy Court reasonably acceptable to the Administrative Agent and the Required Lenders; (d) after entry of the Interim DIP Order or Final DIP Order and to the extent authorized by the Bankruptcy Court, to repay the obligations under the Prepetition Loan Documents; and (e) to make adequate protection payments to the Prepetition Agent and the Prepetition Lenders to the extent authorized by orders of the Bankruptcy Court, in each case in accordance with the Budget; provided, that in no event shall the proceeds of any Credit Extension be used (i) in contravention of any Law or of any Loan Documents; (ii) for the payment of professional fees and disbursements incurred in connection with any challenge to (A) the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Loan Parties owing to the Administrative Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders or (B) the collateral securing such indebtedness or the perfection, priority or validity of the Liens granted in favor of the Administrative Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders with respect thereto; provided, notwithstanding anything to the contrary herein, no more than an aggregate of $25,000 of the Carve-Out may be used to investigate the matters in the foregoing clauses (A) and (B).
7.12    KYC.
Promptly following any request therefor, the Loan Parties shall deliver all information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws
7.13    [Reserved].
7.14    Chief Restructuring Officer.
On or before the date that that is three (3) days after the Petition Date, the Loan Parties shall seek Bankruptcy Court approval of the Loan Parties’ engagement of the CRO nunc pro tunc to the Petition Date, and within thirty (30) days of the Petition Date the Loan Parties shall obtain Bankruptcy Court approval of the Loan Parties’ engagement of the CRO. At all times, the Loan Parties shall vest the CRO with full operational authority and managerial control to carry out the CRO Scope. In addition, the Loan Parties shall cause the CRO to meet with the Administrative Agent as reasonably requested by the Administrative Agent and to be available to meet with the Lenders and the Prepetition Lenders every two weeks during the Chapter 11 Case.
7.15    Milestones.
The Loan Parties and their Subsidiaries shall comply with the sale milestones set forth in the DIP Orders.
7.16    Investment Banker.
The Loan Parties shall (a) retain and continue to retain the Investment Bankers with the terms of such engagement satisfactory to the Administrative Agent, (b) seek court approval of the retention Investment Bankers within three (3) days of the Petition Date nunc pro tunc to the Petition Date, (c) obtain court approval of the Investment Bankers and on a final basis within thirty (30) days of the Petition Date and (d) cause the Investment Bankers to meet with the Administrative Agent as reasonably requested by the Administrative Agent and to be available to meet with the Lenders and the Prepetition Lenders every two weeks during the Chapter 11 Case.
7.17    Postpetition Obligations.
Except as otherwise permitted by the Bankruptcy Code, each of the Loan Parties shall perform and comply with all of their material Postpetition obligations, including, without limitation, compliance with the Interim DIP Order, the Final DIP Order (as applicable) and payment of all Postpetition taxes, in each case except to the extent that any such obligation is being contested in good faith by appropriate proceedings with adequate reserves set aside therefor.
7.18    Post-Closing Covenant.
On or before the date that is ten (10) days after the Closing Date, the Loan Parties shall deliver to the Administrative Agent copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders, which shall be in form reasonably satisfactory to the Administrative Agent.
ARTICLE VIII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:
8.01    Indebtedness.
No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Postpetition Indebtedness, except:
(a)Indebtedness under the Loan Documents and the Prepetition Loan Documents;
(b)intercompany Indebtedness between Loan Parties and any other intercompany Indebtedness permitted under Section 8.03;
(c)Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations outstanding on the Closing Date and refinancings thereof provided, that no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing;
(d)Indebtedness existing or arising under any Secured Cash Management Agreement entered into in the ordinary course of business;
(e)Guarantees with respect to (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business, (ii) surety, appeal and performance bonds obtained in the ordinary course of business, and (iii) workers’ compensation and similar obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business;
(f)Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit, securities, and commodities accounts arising in the ordinary course of business;

(g)    to the extent constituting Indebtedness, the Carve-Out; and
(h)    to the extent constituting Indebtedness, any adequate protection provided to the Administrative Agent, the Lenders, the Cash Management Banks, and the Prepetition Lenders (as defined in the Interim DIP Order) under the DIP Orders, as amended pursuant to the terms of this Agreement.
8.02    Liens and Related Matters.
(a)Prohibition on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Postpetition Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Postpetition Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:
(i)Permitted Encumbrances;
(ii)Liens existing as of the Closing Date and described in Schedule 8.02;
(iii)Liens on deposits made with utilities pursuant to any order of the Bankruptcy Court in an aggregate principal amount not to exceed $500,000;
(iv)Liens securing the Prepetition Facility Obligations; and
(v)Liens pursuant to the Carve-Out.
(b)Equitable Lien in Favor of the Lenders. If the Company or any of its Restricted Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Required Lenders to the creation or assumption of any such Lien that is not a Permitted Lien.
(c)No Restrictions on Restricted Subsidiary Distributions to the Company or Other Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by the Company or any other Restricted Subsidiary, (ii) repay or prepay any Indebtedness owed by such Restricted Subsidiary to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary, or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except (a) as provided in this Agreement or any other Loan Documents, (b) as to transfers of assets, as may be provided in an agreement with respect to a sale of such assets, (c) restrictions contained in Indebtedness permitted under Sections 8.01(c) and 8.01(f), (d) restrictions contained in any agreement of any Person assumed in connection with any acquisition of such Person permitted by Section 8.03 that apply only to property of such Person, including restrictions under any acquired Indebtedness of such Person not incurred in violation of this Agreement relating to the property of such Person or any of its Restricted Subsidiaries, which restriction in each case existed at the time of acquisition, was not put into place in connection with or in anticipation of such acquisition and is not applicable to any Person other than the Person acquired, or to any property other than the property so acquired, (e) as to transfers of assets, as may be provided in leases or licenses entered into in the ordinary course of business, (f) any agreement that amends, refinances or replaces any agreement containing restrictions permitted by the preceding clause (e); provided that the terms and conditions of such agreement, as they relate to any such restrictions, are no less favorable to the Company or any such Restricted Subsidiary, as applicable, than those under the agreement so amended, refinanced or replaced, (g) restrictions contained in Indebtedness of a Foreign Subsidiary permitted by Section 8.01; provided that such restrictions relate only to one or more Foreign Subsidiaries and their assets or equity interests, (h) as to transfers of assets, as may be provided in any agreement relating to Permitted Liens, and (i) encumbrances or restrictions relating to Joint Ventures.
8.03    Investments.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Investment in any Person, including any Joint Venture, except:
(a)the Company and its Restricted Subsidiaries may make and own Investments in Cash and Cash Equivalents;
(b)the Company and its Restricted Subsidiaries may continue to own the Investments owned by them and described in Schedule 8.03;
(c)the Company and its Restricted Subsidiaries may make Investments in the form of intercompany Indebtedness permitted by Section 8.01(c);
(d)[reserved];
(e)the Company and its Restricted Subsidiaries may acquire Securities or Investments in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any of its Restricted Subsidiaries, including Securities or Investments received in connection with the bankruptcy, insolvency or reorganization of the Person obligated on such Indebtedness or claim, or as security for any such Indebtedness or claim;
(f)the Company and its Restricted Subsidiaries may make loans (financing equipment sold by the Company and its Restricted Subsidiaries) or equipment leases to customers doing business with the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10,600,000 at any time outstanding (with the principal amount of such leases to be deemed to be equal to the discounted present value, at a market rate of interest, of the remaining rental payments plus any residual value of the leased equipment as shown on the Company’s financial statements); and
(g)to the extent constituting Investments, Contingent Obligations permitted under Section 8.04.
8.04    Contingent Obligations.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Postpetition Contingent Obligation, except:
(a)the Guaranty;
(b)Contingent Obligations under Hedge Agreements (including guarantees thereof); that are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;
(c)Contingent Obligations described in Schedule 8.04; and
8.05    Restricted Junior Payments.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that each Wholly Owned Restricted Subsidiary of the Borrower may declare and make Restricted Junior Payments to the holders of its equity interests.
8.06    Financial Covenants.
(a)The Company and its Restricted Subsidiaries shall not permit “Total Operating Disbursements” (as set forth in the Budget) for the first two-week and three-week periods to exceed the projected amounts in the Budget for such periods by more than 20% and for any four-week period to exceed the projected amounts in the Budget for such period by more than 10% as reported to the Administrative Agent in each Budget Reconciliation Report.
(b)The Company and its Restricted Subsidiaries shall not permit “Total Operating Receipts” (as set forth in the Budget) (i) for the first two-week period to be less than 25% less than the projected amounts in the Budget on a cumulative basis, (ii) for the first three-week period to be less than 20% less than the projected amounts in the Budget on a cumulative basis, and (iii) for any four-week period to be less than 17.5% less than the projected amounts in the Budget on a cumulative basis;
(c)For disbursements other than Operating Disbursements, the Company and its Restricted Subsidiaries shall not permit the aggregate amount of such disbursements to exceed the amounts permitted to be paid by the Court for Professional Fees approved pursuant to an order of the Court (including a DIP Order) or payments in respect of “first day” orders which comply with Section 5.01(i).
8.07    Restriction on Fundamental Changes; Asset Sales.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or consummate any Asset Sale (including Asset Sales of its notes or receivables and Capital Stock of a Restricted Subsidiary, whether newly issued or outstanding), except:

(a)the Company and its Restricted Subsidiaries may dispose of obsolete, worn out or surplus property or property that is no longer useful in its business in the ordinary course of business;
(b)in order to resolve disputes that occur in the ordinary course of business or settle delinquent or overdue accounts, the Company and its Restricted Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;
(c)the Company or a Restricted Subsidiary may, in the ordinary course of business, dispose of or terminate Hedge Agreements;
(d)the Company and its Restricted Subsidiaries may transfer property as a result of casualty or condemnation events;
(e)the Company and its Restricted Subsidiaries may enter into leases and subleases of real and personal property in the ordinary course of business;
(f)the Company and its Restricted Subsidiaries may use Cash or Cash Equivalents in transactions not prohibited by this Agreement;
(g)the Company and its Restricted Subsidiaries may make and dispose of inventory in the ordinary course of business; and
(h)the Company may liquidate, wind-up, or dissolve any Subsidiary of the Company after an Asset Sale that (i) results in the sale of substantially all of the assets of such Subsidiary and (ii) is in compliance with the provisions of this Agreement and the DIP Orders.
8.08    Transactions with Affiliates.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, on terms that are less favorable to the Company or that Restricted Subsidiary in any material respect, taken as a whole, as the case may be, than those that would have been obtained at the time from Persons who are not an Affiliate; provided that the foregoing restriction shall not apply to:
(a)any transaction between the Company and any of its Wholly Owned Restricted Subsidiaries or between any of its Wholly Owned Restricted Subsidiaries;
(b)normal and reasonable indemnification payments (including reimbursement of fees and expenses) to officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;
(c)any Restricted Junior Payment permitted by Section 8.05;
(d)Investments permitted by Section 8.03;
(e)any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments or issuances of Capital Stock pursuant thereto;

(f)the agreements between United Online and its Subsidiaries (other than the Company and its Restricted Subsidiaries) on the one hand, and the Loan Parties, on the other hand, with respect to transition services, tax sharing, employee matters, legal matters, separation and other similar documents, undertakings, instruments, agreements or otherwise entered into in connection with the dividend or distribution by United Online of the Capital Stock of the Company to the shareholders of United Online in November, 2013 and other related transactions entered into in connection therewith; provided that such agreements remain on the same or similar terms as existed on the Petition Date; and
(g)the agreements between Liberty Interactive Corporation and its Restricted Subsidiaries or Affiliates (other than the Company and its Subsidiaries) on the one hand, and the Loan Parties, on the other hand, with respect to transition services, tax sharing, employee matters, legal matters, separation and other similar documents, undertakings, instruments, agreements or otherwise entered into in connection with that certain Stock Purchase Agreement, dated as of July 30, 2014, by and among the Company, Liberty Interactive Corporation and Provide Commerce LLC (f/k/a Provide Commerce, Inc.); provided that such agreements remain on the same or similar terms as existed on the Petition Date.
8.09    Sales and Lease-Backs.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that the Company or any of its Restricted Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Company or any of its Restricted Subsidiaries) or (ii) that the Company or any of its Restricted Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any of its Restricted Subsidiaries) in connection with such lease.
8.10    Conduct of Business.
From and after the Closing Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than (a) the businesses engaged in by the Company and its Restricted Subsidiaries on the Closing Date and reasonably ancillary, complementary, similar or related businesses and (b) such other lines of business as may be consented to by Required Lenders.
8.11    Fiscal Year.
The Company shall not change its Fiscal Year-end from December 31.
8.12    Sanctions.
The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity participating in the transaction, whether as the Lender, the Administrative Agent, or otherwise, of Sanctions. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.
8.13    CRO.
At any time prior to the repayment in full in cash of all Obligations and termination of all Commitments hereunder, no Loan Party shall, nor shall it permit any Subsidiary to, (i) make any material change, limitation or revision to the CRO Scope without the prior written consent of the Administrative Agent and the Required Lenders or (ii) terminate the CRO’s engagement without the prior written consent of the Administrative Agent and the Required Lenders unless the CRO is immediately replaced with another chief restructuring officer whose identity and scope of engagement are reasonably acceptable to the Administrative Agent.
8.14    Bankruptcy Matters.
No Loan Party shall, nor shall it permit any Subsidiary to,
(a)at any time, seek or consent to any reversal, modification, amendment, stay or vacation of (i) any “first day order” entered by the Bankruptcy Court in the Chapter 11 Case, if such reversal, modification, amendment, stay or vacation could have an adverse effect on the rights of the Lenders under this Agreement, (ii) the Interim DIP Order or (iii) the Final DIP Order;
(b)at any time, seek or consent to a priority for any administrative expense or unsecured claim against any Loan Party (now existing or hereafter arising) of any kind or nature whatsoever, including, without limitation, any administrative expenses of the kind specified in, or arising or ordered under, Sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code equal or superior to the priority of the Secured Parties in respect of the Obligations, other than for the Carve-Out and as otherwise expressly permitted by this Agreement or the DIP Orders;
(c)permit the incurrence of any administrative expense or unsecured claim against any Loan Party (now existing or hereafter arising) of any kind or nature whatsoever, including, without limitation, any administrative expenses of the kind specified in, or arising or ordered under, Sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code equal or superior to the priority of the superpriority adequate protection claims of the Prepetition Lenders granted under the DIP Orders, other than for the Carve-Out, the Obligations under this Agreement and as expressly permitted by this Agreement or the DIP Orders;
(d)file with the Bankruptcy Court any of the following unless such motion, pleading, proposed order or other document is in form and substance (1) satisfactory to the Administrative Agent in its sole discretion: (i) any motion seeking approval of any Order, and any proposed order relating thereto or (ii) any pleading or proposed order relating to the Loan Documents and (2) reasonably satisfactory to the Administrative Agent and the Required Lenders: (i) any motion to extend or otherwise modify the Loan Parties’ exclusive periods set forth in Section 1121 of the Bankruptcy Code, and any proposed order relating thereto; (ii) any motion seeking approval of bidding procedures or any sale or other disposition of any Loan Party’s assets, and any proposed order relating thereto, including, without limitation, any proposed form of bidding procedures or proposed sale order; (iii) any motion or proposed form of order relating to any management equity plan, incentive, retention or severance plan; or (iv) any motion and proposed form of order relating to the assumption, rejection, modification or amendment of any material contract;
(e)file or permit to be filed with the Bankruptcy Court any Plan of Reorganization, related disclosure statement, motion to approve any Plan of Reorganization or related disclosure statement or any form of order relating to the foregoing, in each case unless such filing is in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole discretion; or
(f)prior to the date on which the Obligations have been paid in cash in full and the Commitments have been cancelled and terminated, (i) pay any administrative expense claims of the Loan Parties except (A) the Obligations then due and payable hereunder or (B) other administrative expense set forth in the Budget and professional claims set forth in the Budget, in each case to the extent and having the order of priority set forth in the DIP Orders or (ii) file with the Bankruptcy Court any alternative debtor-in-possession financing proposal that does not provide for the Obligations and the Prepetition Facility Obligations to be paid in cash in full and for the Commitments to be cancelled and terminated.
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default.
Any of the following shall constitute an Event of Default:
(a)Failure to Make Payments When Due. (i) Failure by the Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) failure by the Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or
(b)Default in Other Agreements.
(i)Failure of the Company or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 9.01(a)), Contingent Obligations in respect of Indebtedness, Swap Obligations or letters of credit in an aggregate principal amount of $2,500,000 or more, in each case beyond the end of any grace period provided therefor (provided that, in the case of any Swap Obligation, the amount counted for this purpose shall be the amount payable by the Company or any of its Restricted Subsidiaries if such Swap Obligation were terminated at such time); provided that, with respect to any such failure that occurred prior to the Petition Date or with respect to the Prepetition Credit Agreement, such failure or event shall be an Event of Default solely to the extent not subject to the automatic stay of by the Bankruptcy Court; or
(ii)breach or default by the Company or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness (or Contingent Obligations in respect of Indebtedness, Swap Obligations or letters of credit) in the aggregate principal amount referred to in clause (i) above or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (provided such breach or default has not been cured or waived or ceased to be continuing); provided that, with respect to any such breach or default that occurred prior to the Petition Date or with respect to the Prepetition Credit Agreement, such failure or event shall be an Event of Default solely to the extent not subject to the automatic stay of by the Bankruptcy Court; or
(c)Breach of Certain Covenants. Failure of the Company to perform or comply with any term or condition contained in Section 7.02; or
(d)Breach of Warranty. Any representation, warranty, certification or other statement made by the Company or any of its Restricted Subsidiaries in any Loan Document or in any statement or certificate at any time given by the Company or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (or if such representation, warranty, certification or other statement is qualified by materiality or Material Adverse Effect, in any respect) on the date as of which made; or
(e)Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other Section of this Article IX, and such default shall not have been remedied or waived within 30 days after the earlier of (i) a Responsible Officer of the Company or such Loan Party becoming aware of such default or (ii) receipt by the Company and such Loan Party of notice from the Administrative Agent or any Lender of such default; or
(f)Judgments and Attachments. (i) Any money judgment, writ or warrant of attachment, distress, execution or similar process in any jurisdiction involving in the aggregate at any time an amount in excess of $500,000, in any case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be entered or filed against the Company or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 consecutive days (in any event later than five days prior to the date of any action to foreclose or collect upon its judgment); or
(g)Dissolution. Except as permitted under Section 8.07, any order, judgment or decree shall be entered against the Borrower or any Restricted Subsidiary decreeing the dissolution or split up of the Company or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or
(h)Employee Benefit Plans. There shall occur one or more ERISA Events or similar events in respect of any Foreign Plans, that individually or in the aggregate result in or could reasonably be expected to result in a Material Adverse Effect, provided that, with respect to any such events that occurred prior to the Petition Date or with respect to the Prepetition Credit

Agreement, such failure or event shall be an Event of Default solely to the extent not subject to the automatic stay of the Bankruptcy Court; or
(i)Change in Control. A Change in Control shall have occurred; or
(j)Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations. At any time after the execution and delivery thereof, (i) any Loan Document or any material provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) in any material respect or shall be declared to be null and void, (ii) the Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any material portion of the Collateral purported to be covered by the Collateral Documents, in each case for any reason other than the failure of the Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document or any provision thereof to which it is a party.
(k)Bankruptcy Matters. Any of the following shall occur:
(i)the Chapter 11 Case shall be dismissed (which dismissal does not require as a condition to such dismissal the termination of the Lenders’ Commitments and the payment in full in cash of all Secured Obligations and the Prepetition Facility Obligations) or converted to a case under Chapter 7 of the Bankruptcy Code or the Loan Parties (or any of them) shall file a motion or other pleading seeking the dismissal or conversion of the Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise without the consent of the Lenders; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in the Chapter 11 Case, provided that the appointment of a Chapter 11 trustee or officer or examiner with enlarged powers shall not be an Event of Default hereunder if (A) such relief is sought by the Administrative Agent or (B) the Required Lenders waive such Event of Default in connection with such appointment; the Board of Directors of one or more of the Loan Parties shall authorize a liquidation of any Loan Party’s business, except with the prior written consent of the Administrative Agent; or an application shall be filed by the Loan Parties for the approval of any other Superpriority Claim (other than the Carve-Out, which shall have a Superpriority Claim ranking senior to the Secured Obligations, and which shall be paid by the Loan Parties at the times and in the amounts permitted by an order of the Bankruptcy Court) or any Primed Liens in the Chapter 11 Case which is equal to or senior to the claims of the Lenders against the Loan Parties hereunder or under any of the other Loan Documents if it is not used to repay the Secured Obligations in full in cash, or there shall arise or be granted any such senior or pari passu Superpriority Claim;
(ii)    the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code pertaining to the Collateral to the holder or holders of any security interest to (i) permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Loan Parties in an amount in excess of $250,000, individually or in the aggregate (except as otherwise permitted in writing by the Administrative Agent and the Required Lenders) or (ii) permit other actions that would have a Material Adverse Effect;
(iii)    (1) the Final Order Entry Date shall not have occurred on or prior to the date occurring thirty (30) calendar days after the entry of the Interim DIP Order, (2) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, vacating or otherwise amending, supplementing or modifying the Interim DIP Order and/or the Final DIP Order without the prior written consent of the Administrative Agent and the Required Lenders, or any Loan Party shall apply for authority to do so, without the prior written consent of the Administrative Agent and the Required Lenders, (3) an order with respect to the Chapter 11 Case shall be entered by the Bankruptcy Court without the express prior written consent of the Lenders to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Loan Parties equal or superior to the priority of the Secured Parties in respect of the Secured Obligations except as otherwise provided in this Agreement, (4) an order of the Bankruptcy Court shall be entered permitting the grant of a Lien on the Collateral, (5) the Interim DIP Order and/or the Final DIP Order shall cease to create a valid and perfected first priority Lien on the Collateral or otherwise cease to be valid and binding and in full force and effect, (6) any of the Loan Parties shall fail to comply with any material provision (or any provision in such a way as is materially adverse to the interests of the Secured Parties) of the Interim DIP Order and/or the Final DIP Order, (7) any Loan Party shall seek any modification of the Interim DIP Order and/or the Final DIP Order or assert in any pleading filed in any court that any material provision of the Interim DIP Order and/or the Final DIP Order is not valid and binding for any reason or otherwise modifying the Interim DIP Order and/or the Final DIP Order in a manner adverse to the Secured Parties, or (8) if any Loan Party is enjoined, restrained or in any way prevented by court order from continuing or conducting all or any material part of its business or affairs; or
(iv)    except as permitted by this Agreement, the DIP Orders, the Budget or as otherwise agreed to by the Administrative Agent and the Required Lenders, the Loan Parties shall make (or shall have made) any Prepetition Payment other than Prepetition Payments authorized by the Bankruptcy Court in accordance with orders of the Bankruptcy Court entered without objection by the Administrative Agent;
(v)    the Bankruptcy Court shall enter an order avoiding or requiring disgorgement by the Secured Parties of any amounts received in respect of the Secured Obligations;
(vi)    the Bankruptcy Court shall enter an order or orders to sell, transfer, lease, exchange, alienate or otherwise dispose of any assets, properties or equity of any Loan Party pursuant to Section 363 of the Bankruptcy Code without the consent of the Administrative Agent and Required Lenders unless such order or orders contemplate the repayment in full in cash of the Secured Obligations and the termination in full of all Commitments under this Agreement;
(vii)    any of the Loan Parties shall take any action in support of any matter set forth in clauses (i)-(vi) above or any other Person shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that is not stayed pending appeal;

(viii)    any Loan Party shall file a motion, pleading or proceeding which could reasonably be expected to result in a material impairment of the rights or interests of the Lenders;
(ix)     any Loan Party shall file a motion in the Chapter 11 Case (i) to use Cash Collateral under Section 363(c) of the Bankruptcy Code without the consent of the Lenders and the Prepetition Lenders, (ii) to obtain additional financing under Sections 364(c) or (d) of the Bankruptcy Code not otherwise permitted under this Agreement or (iii) to take any other action or actions materially adverse to Administrative Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders or their rights and remedies hereunder or under any of the other Loan Documents, the Prepetition Loan Documents or the DIP Orders, or Administrative Agent’s, Prepetition Agent’s, Lenders’ or Prepetition Lenders’ interest in any of the Collateral;
(x)    the filing or support by any Loan Party of any plan of reorganization or liquidation that is not approved by the Administrative Agent and the Required Lenders unless such plan of reorganization or liquidation provides for the repayment in full in cash of and termination in full of all Commitments and Secured Obligations;
(xi)    [reserved];
(xii)    any Loan Party shall take (or support any Person in taking) any action in order to restrict or prohibit the Administrative Agent, any Lender, the Prepetition Agent or any Prepetition Lender from submitting a “credit bid” for any assets of the Loan Parties;
(xiii)     subject to any requirements to the contrary in the DIP Orders, the Loan Parties fail to disburse the sale proceeds to the Administrative Agent contemporaneously with the closing of a sale of substantially all of the Loan Parties’ assets, subject to payment of the Carve-Out and any wind-down fund provided for in the DIP Orders;
(xiv)    the grant of a change of venue with respect to the Chapter 11 Case;
(xv)     entry of an order by the Bankruptcy Court authorizing or directing payment of any claim or claims under Section 506(c) or 552(b) of the Bankruptcy Code against or with respect to any of the Collateral;
(xvi)    the filing of a challenge by any Loan Party to the Liens or claims of the Prepetition Agent or the Prepetition Lenders based on upon the Prepetition Agent’s or any of the Prepetition Lender’s conduct; or
(xvii)    except as otherwise permitted in this Agreement, the failure of any Loan Party to comply with the terms of the Interim DIP Order or the Final DIP Order (after giving effect to any applicable grace period or periods in the Interim DIP Order or Final DIP Order, as applicable).
9.02    Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the written consent of, the Required Lenders, take any or all of the following actions:

(a)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(c)exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents or applicable Law or at equity.
9.03    Application of Funds.
After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.15, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of outside counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest) payable to the Lenders (including fees, charges and disbursements of outside counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;
Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans, and (b) payments of Obligations then owing under any Secured Cash Management Agreements, ratably among the Lenders, and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank. Each Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE X
ADMINISTRATIVE AGENT
10.01    Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders (other than Section 10.06), and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender and potential Cash Management Banks) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any Liens created under or pursuant to the Collateral Documents governed by English Law for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents, separate trustees or co-trustees and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents, separate trustees, co-trustees and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
10.02    Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
10.03    Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) or discretionary rights expressly subject to Administrative Agent consent, provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Loan Party, a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05    Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
10.06    Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give 30 days’ prior written notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank (subject to the Company’s approval (not to be unreasonably withheld, conditioned or delayed) of such successor if no Event of Default has occurred and is continuing) with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (subject to the Company’s approval (not to be unreasonably withheld, conditioned or delayed) of such successor if no Event of Default has occurred and is continuing). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and appoint a successor (subject to the Company’s approval (not to be unreasonably withheld, conditioned or delayed) of such successor if no Event of Default has occurred and is continuing). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of (or, as applicable, in trust for) the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
10.07    Non-Reliance on Administrative Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.08    No Other Duties; Etc.
Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender hereunder.
10.09    Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
10.10    Collateral and Guaranty Matters.
Without limiting the provisions of Section 10.09, each of the Lenders (including in its capacities as a potential Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of the Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements as to which arrangements satisfactory to the applicable provider thereof shall have been made), (ii) that is sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or any Recovery Event, or (iii) as approved in accordance with Section 11.01;
(b)[reserved]; and
(c)to release any Guarantor from its obligations under the Loan Documents (including releasing all Liens granted by such Person under the Collateral Documents) if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
10.11    Secured Cash Management Agreements.
No Cash Management Bank that obtains the benefit of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements in the case of a Maturity Date.
10.12    ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
ARTICLE XI
MISCELLANEOUS
11.01    Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent acting at the direction of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and furnished to the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
(a)no such amendment, waiver or consent shall:
(i)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02, or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;
(iii)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
(iv)change Sections 2.06(c), 2.13, or 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v)change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;
(vi)release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;
(vii)(A) release the Company without the consent of each Lender or (B) except in connection with a transaction permitted under Section 8.07, release all or substantially all of the value of the Guaranty; and
(b)unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;
provided, further, that notwithstanding anything to the contrary herein, (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization or liquidation plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
In addition to the foregoing, the Company may supplement Schedule 6.01 as contemplated by this Agreement.
Notwithstanding any provision herein to the contrary the Administrative Agent and the Company may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
11.02    Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Loan Party, the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Loan Parties).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER

CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.
(d)Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States federal or state securities Laws.
(e)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices and Notices of Loan Prepayment) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party; provided that such indemnity shall not, as to any such Person, be available to the extent that such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Company shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, any Lender, and the Prepetition Agent (including the (x) reasonable, out of pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, and the Prepetition Agent, and (y) the fees and expenses of an independent consultant from time to time retained by the Administrative Agent or the Prepetition Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, the Interim DIP Order, the Final DIP Order, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all unpaid reasonable out of pocket expenses incurred by the Prepetition Agent in connection with the Prepetition Loan Documents, and (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender, or the Prepetition Agent (including the reasonable out of pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, or the Prepetition Agent), in connection with the enforcement or protection of its rights (A) in connection with this Agreement, the other Loan Documents, the Prepetition Credit Agreement or the Prepetition Loan Documents, including its rights under this Section, or (B) in connection with the Loans made, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, in each case subject to receipt by the Loan Parties of an invoice. All such fees and expenses shall be paid by the Loan Parties on the tenth (10th) Business Day following delivery of the applicable invoice; provided, that the Administrative Agent, any Lender, or the Prepetition Agent, as applicable, shall provide copies of each invoice to the United States Trustee and the Unsecured Creditors Committee in the Chapter 11 Case and allow such parties ten (10) Business Days to review and object to any such invoice. In the event that an objection is asserted, the Loan Parties shall: (A) pay the undisputed portion of the applicable fees and expenses pursuant to the terms of this section; and (B) not be required to pay the disputed portion of the applicable fees and expenses until such time as the Bankruptcy Court as made a determination regarding such objection.
(b)Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each

Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01 or Section 3.08), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Claim related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. Without limiting the Loan Parties’ indemnification obligations above, to the fullest extent permitted by applicable Law, no party hereto shall assert, and each other party hereto hereby waives, any claim against any other party hereto (or any Indemnitee or any Loan Party), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof (other than in respect of any such damages incurred or paid by an

Indemnitee to a third party and to which such Indemnitee is otherwise entitled to indemnification as provided above). No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside.
To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, or any Lender, or the Administrative Agent, or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)[reserved]; and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Where the consent of the Company is not required for an assignment, the Administrative Agent shall promptly send to the Company a copy of the Assignment and Assumption duly executed by the parties to the relevant assignment.

(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender, or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required of such Participant under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.14 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.07    Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall have agreed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case such Person shall inform the Company promptly thereof unless prohibited by applicable Law from doing so or unless requested as part of such authority’s regulatory review or oversight, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case such Person shall inform the Company promptly thereof unless prohibited by applicable Law from doing so), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section or to other confidentiality arrangements satisfactory to the Company, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood and agreed by the Company that customary procedures employed by the Administrative Agent for providing such Persons access via IntraLinks, Syndtrak or similar system to information and other materials related to this Agreement and the confidentiality terms to be accepted by such Persons in connection therewith are satisfactory to the Company for the purposes of this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company and its Affiliates and that is obtained from a source that is not known by such Person or Related Party to be in breach of its confidentiality obligations with the Company or any of its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary (other than such information that is obtained from a source that is known by such Person receiving such information to be in breach of its confidentiality obligations with the Loan Parties or any of its Subsidiaries); provided that “Information” shall not include information independently developed by the Administrative Agent, the Lenders without the use of confidential Information. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08    Rights of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender, or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, or their respective Affiliates may have. Each Lender and the agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation.
(a)Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(b)[Reserved].
11.10    Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Collateral Release.
The Administrative Agent and the Lenders agree:
(a)that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Commitments and payment in full of the Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements as to which arrangements satisfactory to the applicable provider thereof shall have been made), (ii) when such property is sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or any Recovery Event, in each case to a Person that is not, or is not required to become, a Loan Party, or (iii) as approved in accordance with Section 11.01;
(b)to the extent required by the holder of such Lien pursuant to the terms of the instrument or document evidencing the Indebtedness secured by such Lien, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.02(a)(iv); and
(c)to release any Guarantor from its obligations under the Loan Documents (including releasing all Liens granted by such Person under the Collateral Documents) if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.
The Administrative Agent shall promptly execute and deliver such documents and release instruments and subordination agreements (including UCC-3 amendments and releases), in form and substance satisfactory to the Administrative Agent, as may be reasonably requested by the Company in connection with the releases and subordination of Liens referred to in clauses (a) through (c) above, and all expenses in preparing and filing such documents, release instruments and agreements shall be borne by the Company.
11.12    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
11.13    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.14    Replacement of Lenders.
If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal) or the Borrower (in the case of all other amounts); provided that such interest and fees may be funded by the Borrower or such assignee;
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04, or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent;

provided, further, that the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender's Commitments and outstanding Loans shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption notwithstanding anything in Section 11.06 to the contrary.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
11.15    Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO (OR IN THE CASE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY RELATED PARTY THEREOF) IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE BANKRUPTCY COURT AND IF THE BANKRUPTCY COURT DOES NOT HAVE OR ABSTAINS FROM EXERCISING SUCH JURISDICTION, THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE ENFORCEMENT OF COLLATERAL AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO

THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.16    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.17    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates in connection with this Agreement and the transaction contemplated hereby, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.18    Electronic Execution of Assignments and Certain Other Documents.
The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Notices of Loan Prepayments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it and provided further, without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.
11.19    USA PATRIOT Act Notice.
Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
11.20    [Reserved].
11.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
11.22    Acknowledgement Regarding any Supported QFC’s.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 11.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	FTD COMPANIES, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:	FTD GROUP, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
FTD, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
PROVIDE COMMERCE LLC,
a Delaware limited liability company
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
FTD.CA, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

FTD.COM INC.,
a Florida corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
[signature pages continue]

FLORISTS’ TRANSWORLD DELIVERY, INC.,
a Michigan corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
PROVIDE CARDS, INC.,
a California corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
PROVIDE CREATIONS, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
GIFTCO, LLC,
a Delaware limited liability company
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
FTD MOBILE, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
BLOOM THAT, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
[signature pages continue]

FLOWERFARM, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
FSC DENVER LLC,
a Delaware limited liability company
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
FSC PHOENIX LLC,
a Delaware limited liability company
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE

AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Gavin Shak
Name: Gavin Shak
Title: Assistant Vice President

[signature pages continue]

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender
By: /s/ John M. Schuessler
Name: John M. Schuessler
Title: Senior Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Jeffrey K. Scott
Name: Jeffrey K. Scott
Title: SVP
COMPASS BANK,
as a Lender
By: /s/ Jon McCurdy
Name: Jon McCurdy
Title: SVP
BMO HARRIS BANK N.A.,
as a Lender
By: /s/ Megan Tripodi
Name: Megan Tripodi
Title: Vice President
BANK OF MONTREAL,
as a Lender
By: /s/ Megan Tripodi
Name: Megan Tripodi
Title: Vice President
[signature pages continue]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Terry A. Graffis
Name: Terry A. Graffis
Title: Senior Vice President
MUFG UNION BANK, N.A.,
as a Lender
By: /s/ Lauren Hom
Name: Lauren Hom
Title: Director
REGIONS BANK,
as a Lender
By: /s/ Arthur E. Cutler
Name: Arthur E. Cutler
Title: Senior Vice President
HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Fred Schimel
Name: Fred Schimel
Title: Vice President
FIRST BANK OF HIGHLAND PARK,
as a Lender
By: /s/ Lynn M. Rosinsky
Name: Lynn M. Rosinsky
Title: Senior Vice President

COMPEER FINANCIAL, PCA successor to 1st FARM CREDIT SERVICES, PCA, as a Lender
By: /s/ Kevin Buente
Name: Kevin Buente
Title: Principal Credit Officer
AGCOUNTRY FARM CREDIT SERVICES, PCA (f/k/a FCS COMMERCIAL FINANCE GROUP, FOR AGCOUNTRY FARM CREDIT SERVICES, PCA), as a Lender

By: /s/ Michael Frodermann
Name: Michael Frodermann
Title: Senior Vice President

Exhibit 1.01
FORM OF SECURED PARTY DESIGNATION NOTICE
Date: _________, _____

To:	Bank of America, N.A.,
as Administrative Agent
Agency Management
901 Main St
Mail Code: TX1-492-14-12
Dallas, TX 75202-3714

Ladies and Gentlemen:
THIS SECURED PARTY DESIGNATION NOTICE is made by _______________________, a ______________ (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent under that certain Credit Agreement referenced below (in such capacity, the “Administrative Agent”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.
W I T N E S S E T H :

WHEREAS, FTD Companies, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent have entered into that certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of June 5, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which certain loans and financial accommodations have been made to the Borrower;

WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Cash Management Agreement/Hedge Agreement] as a [“Secured Cash Management Agreement”/“Secured Hedge Agreement”] under the Credit Agreement and the Collateral Documents;
WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and
WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice:
1.Designation. [_____________] hereby designates the [Cash Management Agreement/Hedge Agreement] described on Schedule 1 hereto to be a “[Secured Cash Management Agreement/Secured Hedge Agreement]” and hereby represents and warrants to the Administrative Agent that such [Cash Management Agreement/Hedge Agreement] satisfies all the requirements under the Loan Documents to be so designated. By executing and delivering this Secured Party Designation Notice, the Designor, as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Secured Cash Management Agreement/Secured Hedge Agreement] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto

(including, without limitation, the provisions of Section 10.01 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Cash Management Agreement/Hedge Agreement]. Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.04(b) of the Credit Agreement.
GOVERNING LAW. THIS SECURED PARTY DESIGNATION NOTICE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURED PARTY DESIGNATION NOTICE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
DESIGNOR:
By:
Name:
Title:

ADMINISTRATIVE AGENT:
By:
Name:
Title:

Schedule 1
To Secured Party Designation Notice

Exhibit 2.02
FORM OF LOAN NOTICE
Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of June 5, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among FTD Companies, Inc., a Delaware corporation (the "Borrower"), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The undersigned Borrower hereby requests a Borrowing of Revolving Loans:
1.On             (a Business Day).
2.In the amount of $            .
With respect to such Borrowing, the undersigned Borrower hereby represents and warrants that each of the conditions set forth in [Sections 5.01(a) and (b)]1 [Sections 5.02(a), (b), (g), (h) and, if applicable, (i)]2 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.

[signature page follows]

[1] For purposes of the initial Credit Extension.
[2] For purposes of all Credit Extensions other than the initial Credit Extension.

FTD COMPANIES, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit 2.05

FORM OF NOTICE OF LOAN PREPAYMENT

TO:    Bank of America, N.A., as Administrative Agent

RE:
Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of June 5, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among FTD Companies, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

DATE:    ___________, _____

The Company hereby notifies the Administrative Agent that on _____________, pursuant to the terms of Section 2.05 of the Credit Agreement, the Company intends to prepay/repay the Revolving Loans in the amount of $__________:

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[Signature page follows]

The Company has caused this Notice of Loan Prepayment to be duly executed and delivered as of the date first above written.

FTD COMPANIES, INC.,
a Delaware corporation

By:
Name:
Title:]

Exhibit 2.11
FORM OF NOTE
____________, 20__
FOR VALUE RECEIVED, the undersigned (the "Company"), hereby promises to pay to _____________________ or its registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Company under that certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of June 5, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Company, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The Company promises to pay interest on the unpaid principal amount of each Loan made by the Lender to the Company from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan is denominated in Dollars at the Administrative Agent's Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
The Company, for itself, and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
FTD COMPANIES, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT 3.01-A
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Superpriority Secured Debtor-in-Possession Credit Agreement dated as of June 5, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FTD Companies, Inc., a Delaware corporation (the "Borrower"), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:        , 20___

EXHIBIT 3.01-B
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Superpriority Secured Debtor-in-Possession Credit Agreement dated as of June 5, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FTD Companies, Inc., a Delaware corporation (the "Borrower"), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:        , 20___

EXHIBIT 3.01-C
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Superpriority Secured Debtor-in-Possession Credit Agreement dated as of June 5, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FTD Companies, Inc., a Delaware corporation (the "Borrower"), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:        , 20___

EXHIBIT 3.01-D
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Superpriority Secured Debtor-in-Possession Credit Agreement dated as of June 5, 2019 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FTD Companies, Inc., a Delaware corporation (the "Borrower"), the Guarantors party thereto, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:        , 20___

Exhibit 7.08
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 20__, is by and between _____________________, a ___________________ (such Wholly Owned Restricted Subsidiary, the "New Subsidiary"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Superpriority Secured Debtor-in-Possession Credit Agreement (as it may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of June 5, 2019, by and among FTD Companies, Inc., a Delaware corporation (the "Borrower"), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.
The Loan Parties are required by Section 7.08 of the Credit Agreement to cause the New Subsidiary to become a "Guarantor".
Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:
1.The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.
2.The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), a continuing security interest in, and a right of set off against any and all right, title and interest of the New Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the New Subsidiary. The New Subsidiary hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), that:

(i)
The New Subsidiary's chief executive office, tax payer identification number, organization identification number, and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the New Subsidiary keeps its books and records at such locations.

(ii)	The location of all owned and material leased real property of the New Subsidiary is as shown on Schedule 2 attached hereto.

(iii)
The New Subsidiary's legal name and jurisdiction of organization is as shown in this Agreement and the New Subsidiary has not, within the five year period preceding the date hereof, had a different name, been party to a merger, consolidation or other change in structure or used any tradename, except as set forth in Schedule 3 attached hereto.

(iv)	All United States federal registrations of and applications for Intellectual Property that are owned by the New Subsidiary are listed on Schedule 4 attached hereto.

(v)
The Deposit Accounts (as defined in the Security Agreement), the Securities Accounts (as defined in the Security Agreement) and the Commodity Accounts (as defined in the Security Agreement) listed on Schedule 5 attached hereto constitute all of such accounts owned by the New Subsidiary.

(vi)	The Pledged Equity (as defined in the Security Agreement) of the Subsidiaries owned by the New Subsidiary is set forth on Schedule 6 attached hereto.

(vii)	The Commercial Tort Claims (as defined in the Security Agreement) of the New Subsidiary seeking damages in excess of $3,000,000 are set forth on Schedule 7 attached hereto.

(viii)
All Instruments (as defined in the Security Agreement), Documents (as defined in the Security Agreement) and Tangible Chattel Paper (as defined in the Security Agreement) required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) of the Security Agreement are set forth on Schedule 8 attached hereto.

3.The address of the New Subsidiary for purposes of all notices and other communications is ____________________, ____________________________, Attention of ______________ (Facsimile No. ____________).
4.The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.
5.This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.
6.This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the state of New York.

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]
By:
Name:
Title:
Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Name:
Title:

Schedule 1
TO FORM OF JOINDER AGREEMENT
[Chief Executive Office, Tax Identification Number, Organization Identification Number
and Chief Place of Business of New Subsidiary]

Schedule 2
TO FORM OF JOINDER AGREEMENT
[Owned and Leased Real Property]

Schedule 3
TO FORM OF JOINDER AGREEMENT
[Change in Legal Name, Mergers, Consolidations, Changes in Structure and Tradenames]

Schedule 4
TO FORM OF JOINDER AGREEMENT
[Intellectual Property]

Schedule 5
TO FORM OF JOINDER AGREEMENT
[Deposit Accounts, Securities Accounts, Commodity Accounts]

Schedule 6
TO FORM OF JOINDER AGREEMENT
[Pledged Equity]

Schedule 7
TO FORM OF JOINDER AGREEMENT
[Commercial Tort Claims]

Schedule 8
TO FORM OF JOINDER AGREEMENT
[Instruments, Documents and Tangible Chattel Paper]

Exhibit 11.06(b)
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________
[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1

3.	Borrowers: FTD Companies, Inc., a Delaware corporation

4.	Agent: Bank of America, N.A., as the administrative agent under the Credit
Agreement

5.	Credit Agreement: Superpriority Secured Debtor-in-Possession Credit Agreement dated as of
June 5, 2019 among the Borrowers, the Guarantors party thereto, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

[1] Select as applicable.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

[7.    Trade Date:        ______________]3
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
☐ The Assignee is not a Competitor4 or an Affiliate5 of a Competitor.

[The Assignee confirms, for the benefit of the Administrative Agent and without liability to any Loan Party, that it is:

☐    not a Qualifying Lender;

☐    a Qualifying Lender; or]

[Signature pages follow.]

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[4] “Competitor” means (a) a Person that is primarily engaged in the business of selling or providing floral products or services, including, without limitation, fresh flowers, floral arrangements, special occasion gifts and floral network-related products and services or (b) an Affiliate of any Person described in the foregoing clause (a); provided, however, a “Competitor” shall not include any bona fide debt fund that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business (and the holdings of which are at least $500,000,000 and do not primarily consist of Loans and Commitments) which is managed, sponsored or advised by any Person described in the foregoing clause (b).

[5] “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:______________________________
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:______________________________
Title:

[Consented to and]1 Accepted:
BANK OF AMERICA, N.A. as
Agent
By_________________________________
Title:
[Consented to:]2
[FTD COMPANIES, INC.,
a Delaware corporation

By:
Name:
Title:                         ]

1To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
2To be added only if the consent of the Borrowers and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit 11.06(b)(iv)
FORM OF ADMINISTRATIVE QUESTIONNAIRE
See attached.

Exhibit A

FORM OF INTERIM DIP ORDER

See attached.